Exhibit 3.1

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Algonquin Power & Utilities Corp.

Corporate name / Dénomination sociale

236237-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Cheryl Ringor

Deputy Director / Directeur adjoint

2018-10-16

Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Algonquin Power & Utilities Corp.

2 Corporation number
Numéro de la société
236237-6

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
David Bronicheski

David Bronicheski
905-465-4512

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 3069 (2008/04)

PROVISIONS ATTACHING TO
FIXED-TO-FLOATING PREFERRED SHARES, SERIES F
OF
ALGONQUIN POWER & UTILITIES CORP.
(the “Corporation”)

The sixth series of preferred shares, designated as Preferred Shares, Series F (the “Preferred Shares, Series F”), shall consist of such number of shares as are required to be issued by the Corporation upon the occurrence of an Automatic Conversion Event (as defined below) and which, in addition and subject to the rights, privileges, restrictions and conditions attaching to the preferred shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions.

1.            DEFINITION OF TERMS

The following definitions are relevant to the Preferred Shares, Series F:

“Act” means the Canada Business Corporations Act;

“Automatic Conversion Event” means an event giving rise to an automatic conversion of Notes — Series 2018-A, without the consent of the holders of such notes and pursuant to the terms and conditions of the Indenture, into Preferred Shares, Series F, and specifically, meaning the occurrence of any one of the following: (i) the making by the Corporation of a general assignment for the benefit of its creditors or a proposal (or the filing of a notice of its intention to do so) under the Bankruptcy and Insolvency Act (Canada); (ii) any proceeding instituted by the Corporation seeking to adjudicate it as bankrupt (including any voluntary assignment in bankruptcy) or insolvent or, where the Corporation is insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy or insolvency in Canada, or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for the Corporation or any substantial part of its property and assets in circumstances where the Corporation is adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent; (iii) a receiver, interim receiver, trustee or other similar official is appointed over the Corporation or for any substantial part of its property and assets by a court of competent jurisdiction in circumstances where the Corporation is adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent under any law relating to bankruptcy or insolvency in Canada; or (iv) any proceeding is instituted against the Corporation seeking to adjudicate it as bankrupt (including any voluntary assignment in bankruptcy) or insolvent, or where the Corporation is insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy or insolvency in Canada, or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for the Corporation or any substantial part of its property and assets in circumstances where the Corporation is adjudged as bankrupt or insolvent under any law relating to bankruptcy or insolvency in Canada, and either such proceeding has not been stayed or dismissed within sixty (60) days of the institution of any such proceeding or the actions sought in such proceedings occur (including the entry of an order for relief against the Corporation or the appointment of a receiver, interim receiver, trustee, or other similar official for it or for any substantial part of its property and assets);

“Board of Directors” means the board of directors of the Corporation;

“Business Day” means a day other than a Saturday or Sunday or civic holiday on which chartered banks are open for business in the City of Toronto, Ontario;

“Common Shares” means the common shares of the Corporation;

“Dividend Payment” means dividends payable on a Dividend Payment Date;

“Dividend Payment Date” means January 17, April 17, July 17 and October 17 of each year during which any Preferred Shares, Series F are issued and outstanding;

“Indenture” means the Indenture, to be dated on or about October 17, 2018, among the Corporation, American Stock Transfer and Trust Company, LLC, as U.S. trustee (the “U.S. Trustee”), and AST Trust Company (Canada), as Canadian co-trustee (the “Canadian Co-Trustee”) as supplemented by the First Supplemental Indenture, to be dated on or about October 17, 2018, among the Corporation, the U.S. Trustee and the Canadian Co-Trustee;

“ITA” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time, and any successor or replacement provision of similar effect;

 “Notes — Series 2018-A” means the 6.875% Fixed-to-Floating Subordinated Notes — Series 2018-A due October 17, 2078 of the Corporation;

“Perpetual Preferred Share Rate” means the dividend rate payable on the Preferred Shares, Series F from time to time, being the same rate as the interest rate which would have accrued on the Notes — Series 2018-A at any such time if such notes had not been automatically converted into Preferred Shares, Series F upon an Automatic Conversion Event, and had remained outstanding;

“Preferred Shares” means the preferred shares of the Corporation, issuable in series;

All dollar amounts are in United States dollars.

2.             ISSUE PRICE

The issue price of each of the Preferred Shares, Series F will be $25.00.

3.             DIVIDENDS

Holders of Preferred Shares, Series F will be entitled to receive and the Corporation shall pay thereon, cumulative preferential cash dividends, if, as and when declared by the Board of Directors, subject to the Act, at the Perpetual Preferred Share Rate, payable on each Dividend Payment Date, subject to any applicable withholding tax.

The dividends on Preferred Shares, Series F will accrue (but not compound) on a daily basis. If, on any Dividend Payment Date, the dividends accrued to such date are not paid in full on all of the Preferred Shares, Series F then issued and outstanding, such dividends, or the unpaid portion thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation will have sufficient funds properly available, under the provisions of applicable law and under the provisions of any trust indenture governing bonds, debentures or other securities of the Corporation, for the payment of such dividends.

Any dividends declared on the Preferred Shares, Series F will (except in case of redemption in which case payment of dividends will be made upon surrender of the certificates representing the Preferred Shares, Series F to be redeemed or except as otherwise provided with the consent of a registered holder of Preferred Shares, Series F) be paid by electronic funds transfer or by cheque of or on behalf of the Corporation in lawful money of the United States (less any tax required to be deducted) and payment thereof shall satisfy such dividends. Each dividend on the Preferred Shares, Series F shall be paid to the registered holders appearing on the Corporation’s registers at the close of business on the first day of the month, whether or not a Business Day, during which a Dividend Payment Date falls.

The Corporation shall elect, in the manner and within the time provided under section 191.2 of the ITA, or any successor or replacement provision of similar effect, and take all other necessary action under the ITA, to pay tax at a rate such that no holder of Preferred Shares, Series F will be required to pay tax under section 187.2 of Part IV.1 of the ITA or any successor or replacement provision of similar effect on dividends received on the Preferred Shares, Series F. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under section 191.1 of the ITA to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the ITA.

4.             VOTING RIGHTS

Except as otherwise required by law or in the conditions attaching to the Preferred Shares as a class, the holders of Series F Shares shall not be entitled to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation, unless and until the Corporation has failed to pay, in aggregate, eight Dividend Payments on the Preferred Shares, Series F, in accordance with the terms hereof, regardless of whether (i) the failures to make such Dividend Payments were consecutive, (ii) such dividends were declared or (iii) there were any monies of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, and only for so long as any such dividends remain in arrears, the holders of the Preferred Shares, Series F shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than a separate meeting of the holders of another series or class of shares), and shall at any such meeting be entitled to vote together with all of the voting shares of the Corporation (except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series) on the basis of one vote in respect of each Preferred Share, Series F held by such holder.

In connection with any action to be taken by the Corporation which requires the approval of the holders of the Preferred Shares, Series F voting as a series or as part of the class of Preferred Shares, each such Preferred Share, Series F will entitle the holder thereto to one vote.

5.             REDEMPTION

The Preferred Shares, Series F will not be redeemable by the Corporation on or prior to October 17, 2023. After that date, but subject to the Act and the provisions described below under Article 8, the Corporation may redeem at any time all, or from time to time any part, of the then-outstanding Preferred Shares, Series F, at the Corporation’s option without the consent of the holders, by the payment of an amount in cash for each such share so redeemed of $25.00 together with all accrued and unpaid dividends up to but excluding the date fixed for redemption, subject to any applicable withholding tax.

Where a part only of the then-outstanding Preferred Shares, Series F is at any time to be redeemed, the Preferred Shares, Series F to be redeemed will be redeemed pro rata, disregarding fractions or in such other manner as the Board of Directors determines.

Written notice of any redemption will be given by the Corporation to registered holders of Preferred Shares, Series F at least thirty (30) and not more than sixty (60) days prior to the redemption date. The notice of redemption must include the redemption price, the place at which the redemption price is to be paid, and the redemption date, and, if less than all of the Preferred Shares, Series F are to be redeemed, the number of shares to be redeemed. On or before the redemption date, the Corporation shall deposit the redemption price of the shares to be redeemed with the transfer agent and registrar for the Preferred Shares, Series F, less any applicable withholding tax, to be paid without interest to or to the order of the registered holders of such shares upon presentation and surrender to the transfer agent and registrar of the certificates representing the shares. Such deposit shall be deemed to be payment to holders of the Preferred Shares, Series F and shall satisfy and discharge all liability for the redemption price for the shares to be redeemed. Provided such deposit has been made, the shares called for redemption shall, on the redemption date, be and be deemed to be redeemed and no longer outstanding. If only a portion of the shares represented by any certificate are to be redeemed, the Corporation, at its sole expense, shall cause a new certificate for the remaining portion of shares to be issued and delivered to the holder of such shares. Provided the redemption price is deposited, the shares called for redemption shall from and after the redemption date cease to be entitled to dividends, and holders shall not be entitled to exercise any of the other rights of shareholders in respect thereof, and their rights shall be limited to receiving, without interest, their proportionate part of the total redemption price deposited against presentation and surrender of the certificates held by them respectively. If the redemption price is not deposited, the rights of holders of the shares called for redemption shall remain unaffected.

6.             PURCHASE FOR CANCELLATION

Subject to the provisions described below under Article 8, on or after October 17, 2023, the Corporation may at any time and from time to time purchase for cancellation any outstanding Preferred Shares, Series F in the open market, by tender or private contract, at any price, subject to any applicable withholding tax. Any such Preferred Shares, Series F purchased by the Corporation shall be cancelled and shall not be reissued.

In the case of any purchase of shares by tender, the Corporation shall give notice of its intention to invite tenders to all holders of the Preferred Shares, Series F by forwarding by prepaid post or delivering the same to each registered holder at their address as it appears on the books of the Corporation or, failing such address, then to the last known address of such shareholder and, if two or more tenders of shares at the same price be received, which shares when added to any shares already tendered at a lower price or prices aggregate more than the number of shares to be purchased at such time, the Corporation shall prorate as nearly as possible (disregarding fractions) among the holders of Preferred Shares, Series F submitting such tenders at the same price the number of shares necessary to complete the number of shares to be purchased at such time.

7.             RIGHTS ON LIQUIDATION

In the event of the liquidation, dissolution or winding-up of the Corporation, holders of the Preferred Shares, Series F shall be entitled to receive $25.00 per share (less any amount that may have been returned to holders as a return of capital), together with all accrued and unpaid  dividends up to but excluding the date of payment, subject to any applicable withholding tax, before any amount shall be paid or any assets of the Corporation distributed to the holders of Common Shares or any other shares ranking junior to the Preferred Shares, Series F. Upon payment to the registered holders of the Preferred Shares, Series F of the amount payable to them pursuant to this Article 7, holders thereof shall not be entitled to share in any further distribution of the property or assets of the Corporation.

8.             RESTRICTIONS ON DIVIDENDS AND RETIREMENT OF SHARES

So long as any of the Preferred Shares, Series F are outstanding, the Corporation shall not, without the approval of the holders of the Preferred Shares, Series F given in the manner specified under Article 11 below:

(a)	declare any dividend on the Common Shares or any other shares ranking junior to the Preferred Shares, Series F (other than stock dividends on shares ranking junior to the Preferred Shares, Series F);

(b)
redeem, purchase or otherwise retire any Common Shares or any other shares ranking junior to the Preferred Shares, Series F (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Preferred Shares, Series F); or

(c)
redeem, purchase or otherwise retire: (i) less than all the Preferred Shares, Series F; or (ii) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Corporation, any other shares ranking on a parity with the Preferred Shares, Series F, unless, in each case, all dividends on the Preferred Shares, Series F and on all other shares ranking prior to or on a parity with the Preferred Shares, Series F, have been declared and paid or set apart for payment.

9.             ISSUE OF ADDITIONAL SERIES OF PREFERRED SHARES

The Corporation may issue other series of preferred shares ranking on a parity with the Preferred Shares, Series F without the authorization of the holders of the Preferred Shares, Series F as a series provided that at the date of such issuance all cumulative dividends up to and including the Dividend Payment Date for the last completed period for which dividends shall be payable shall have been declared and paid or set aside for payment in respect of the Preferred Shares, Series F.

10.           AMENDMENTS TO PREFERRED SHARES, SERIES F

The Corporation will not, without the approval of holders of the Preferred Shares, Series F or, if applicable, of the Notes given as provided in Article 11 below, delete or vary any rights, privileges, restrictions and conditions attaching to the Preferred Shares, Series F.

11.           APPROVALS

The approval of any amendments to the rights, privileges, restrictions and conditions attaching to the Preferred Shares, Series F may be given by a resolution carried by the affirmative vote of  not less than 66⅔% of the votes cast at a meeting of holders of Preferred Shares, Series F at which at least a majority of the outstanding Preferred Shares, Series F is represented or, if no quorum is present at such meeting, at a meeting following such adjourned meeting at which no quorum would apply. At any meeting of holders of Preferred Shares, Series F as a series, each such holder shall be entitled to one vote for each Preferred Share, Series F held. For so long as the Notes are outstanding, no amendment will be made to the rights, privileges, restrictions and conditions of the Preferred Shares, Series F (other than any amendments relating to the preferred shares of the Corporation as a class) without the prior approval of the holders of not less than a majority of the aggregate principal amount of the Notes then outstanding.

12.           BOOK-ENTRY ONLY ISSUE

Unless the Corporation directs otherwise, the Preferred Shares, Series F shall be issued and held under the “book-entry only” system and shall be represented by a single fully-registered permanent global share certificate.

13.           BUSINESS DAYS

If any action is required to be taken by the Corporation on a day that is not a Business Day, then such action will be taken on the next succeeding day that is a Business Day.

14.           FRACTIONAL SHARES

The Preferred Shares, Series F may be issued in whole or in fractional shares. Each fractional Preferred Share, Series F shall carry and be subject to the rights, privileges, restrictions and conditions (including voting rights and dividend rights) of the Preferred Shares, Series F in proportion to the applicable fractions.

Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Algonquin Power & Utilities Corp.

Corporate name / Dénomination sociale

236237-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Virginie Ethier

Director / Directeur

2016-06-10

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada | Industrie Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Algonquin Power & Utilities Corp.

2 Corporation number
Numéro de la société
236237-6

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes the minimum and/or maximum number of directors to:
Les nombres minimal et/ou maximal d'administrateurs sont modifiés pour :
Min. 3 Max. 20

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
David Bronicheski

David Bronicheski
905-465-4512

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3069 (2008/04)

Industry Canada / Industrie Canada

Canada Business Corporations Act (CBCA)
FORM 4
ARTICLES OF AMENDMENT
(Sections 27 or 177)

1 - Corporate name

Algonquin Power & Utilities Corp.

2 - Corporation number

2 3 6 2 3 7 — 6

3 - The articles are amended as follows: *(Please note that more than one section can be filled out)*

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to:
To complete the change, a Form 3 - Change of Registered Office Address must accompany the Articles of Amendment.

Ontario

C: The corporation changes the minimum and/or maximum number of directors to: *(For a fixed number of directors, please indicate the same number in both the minimum and maximum options).*

Minimum number 3 **Maximum number** 20

D: Other changes: (e.g., *to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles*) **Please specify.**

4 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation.

Signature: [signature]

Print name: David Bronicheski *Telephone number:* 905-465-4512

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

IC 3069E (2013/07) Page 1 of 2

Canada

Industry Canada Industrie Canada

2014-02-28

Corporations Canada
9th floor, Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage, Tour Jean-Edmonds sud
365, avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

Corporation Number: Numéro de société :	**236237-6**
Request Received: Date de réception de la demande :	**2014-02-27**
Request ID: Numéro de la demande :	**6614733**
Your Reference: Votre référence :	

Please find enclosed the **Certificate of Amendment** issued under the *Canada Business Corporations Act* (CBCA) and related documents for **Algonquin Power & Utilities Corp.** Please ensure that these documents are kept with the corporate records.

The issuance of this certificate will be listed in Corporations Canada's online Monthly Transactions report. You can access the report on the Corporations Canada website.

Please ensure that the corporation is aware of **all** of its ongoing reporting obligations by referring to our pamphlet, Keeping Your Corporation in Good Standing, available on our website or by contacting Corporations Canada.

If you require additional information, please contact Corporations Canada.

Vous trouverez ci-joint le **certificat de modification** émis en vertu de la *Loi canadienne sur les sociétés par actions* (LCSA) ainsi que les documents connexes relativement à **Algonquin Power & Utilities Corp.** Veuillez vous assurer de le conserver avec les livres de la société.

L'émission de ce certificat sera rapportée dans notre prochain rapport mensuel de transactions. Vous pouvez consulter le rapport dans le site Web de Corporations Canada.

Veuillez vous assurer que la société est informée de **toutes** ses obligations de déclaration. Vous pouvez consulter la brochure Maintenir votre société en conformité, ci-jointe ou disponible en ligne, pour connaître les obligations de déclaration de la société.

Si vous avez besoin de plus d'information, veuillez communiquer avec Corporations Canada.

Canada

Telephone / Téléphone
1-866-333-5556

Email / Courriel
corporationscanada@ic.gc.ca

Website / Site Web
www.corporationscanada.ic.gc.ca

1 / 1

Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Algonquin Power & Utilities Corp.

Corporate name / Dénomination sociale

236237-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices désignant une série d'actions.

Marcie Girouard

Director / Directeur

2014-02-27

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada Industrie Canada

Canada Business Corporations Act (CBCA)
FORM 4
ARTICLES OF AMENDMENT
(Sections 27 or 177)

1 - Corporate name

ALGONQUIN POWER & UTILITIES CORP.

2 - Corporation number

2 3 6 2 3 7 – 6

3 - The articles are amended as follows: *(Please note that more than one section can be filled out)*

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to:
To complete the change, a Form 3 - Change of Registered Office Address must accompany the Articles of Amendment.

C: The corporation changes the minimum and/or maximum number of directors to: *(For a fixed number of directors, please indicate the same number in both the minimum and maximum options).*

Minimum number ☐ **Maximum number** ☐

D: Other changes: (*e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles*) **Please specify.**

4 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation.

Signature: [signature]

Print name: David Bronicheski *Telephone number:* 905-465-4512

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

IC 3069E (2013/07) Page 1 of 2

Canada

SCHEDULE A

IV.1	CUMULATIVE RATE RESET PREFERRED SHARES, SERIES D

The fourth series of preferred shares shall consist of up to 4,000,000 shares, which shares shall be designated as Cumulative Rate Reset Preferred Shares, Series D (the “Series D Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the preferred shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Dividends

(i)
Dividend Periods and Dividend Payment Dates. A “Dividend Period” means the period from and including the date of initial issue of the Series D Shares to, but excluding, June 30, 2014 and, thereafter, the next succeeding period that is from and including the 31st day (each, a “Quarter End Date”) of each of the months of March, June, September and December in each year, as the case may be, to but excluding the next succeeding Quarter End Date. The dividend payment dates (the “Dividend Payment Dates”) in respect of the dividends payable on the Series D Shares shall be the last day (or, if such day is not a Business Day, the immediately following Business Day) of each of the months of March, June, September and December in each year.

(ii)	Payment of Dividends.

(A)
During the Initial Fixed Rate Period and each Subsequent Fixed Rate Period, the holders of Series D Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the board of directors of the Corporation (the “Board”), out of moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends (the “Quarterly Dividends”) in the amounts set forth in subsection IV.1(a)(ii)(B) payable, with respect to each Dividend Period, on the Dividend Payment Date in respect of such Dividend Period.

(B)	Subject to subsection IV.1(a)(iii), for all Dividend Periods during:

(1)	the Initial Fixed Rate Period, each Quarterly Dividend shall be in an amount equal to $0.31250 per Series D Share (being an annual rate equal to $1.25 per Series D Share); and

(2)
each Subsequent Fixed Rate Period, each Quarterly Dividend shall be in an amount per Series D Share equal to the result of the following calculation: ¼ x [($25.00 x AFDR)], where “AFDR” means the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period.

(C)
The Corporation shall determine the Annual Fixed Dividend Rate for each Subsequent Fixed Rate Period on the relevant Fixed Rate Calculation Date. Such determination shall, in the absence of manifest error, be final and binding on the Corporation and all holders of Series D Shares. The Corporation shall, on the relevant Fixed Rate Calculation Date, give written notice of the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period to the registered holders of the then outstanding Series D Shares in accordance with the provisions of subsection IV.1(f)(i).

(D)	Dividends on the Series D Shares shall accrue daily from and including the date of issue of such shares.

(iii)
Initial Dividend and Dividend for Other than a Full Dividend Period. The holders of Series D Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board out of moneys of the Corporation properly applicable to the payment of dividends, cumulative, preferential cash dividends for the initial period or any period which is less than afull Dividend Period, as follows:

(A)
an initial dividend in respect of the period from and including the date of the initial issue of the Series D Shares to but excluding June 30, 2014 in an amount per Series D Share equal to $1.25 multiplied by a fraction, the numerator of which is the number of calendar days from and including the date of the initial issue of the Series D Shares to but excluding June 30, 2014 and the denominator of which is 365, (which, if the Series D Shares are issued on March 5, 2014, shall be $0.4007 per Series D Share); and

(B)	a dividend in an amount per share with respect to any Series D Share:

(1)	which is issued, redeemed or converted during any Dividend Period;

(2)	where the assets of the Corporation are distributed to the holders of the Series D Shares pursuant to subsection IV.1(i) with an effective date during any Dividend Period; or

(3)
in any other circumstance where the number of days in a Dividend Period that such share has been outstanding is less than a full Dividend Period (other than the period referred to in subsection IV.1(a)(iii)(A)), equal to the amount obtained when the amount of the Quarterly Dividend payable in respect of the applicable full Dividend Period is multiplied by a fraction, the numerator of which is the number of calendar days in such Dividend Period that such share has been outstanding (excluding the date of redemption or conversion, the effective date for the distribution of assets or the last day of the applicable shorter period, as applicable) and the denominator of which is the number of calendar days in such Dividend Period.

(iv)
Payment Procedure. The Corporation shall pay the dividends declared on the  Series D Shares on the relevant Dividend Payment Date (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by cheque(s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series D Shares (in the manner provided for in subsection IV.1(f)(i)) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted or withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

(v)
Cumulative Payment of Dividends. If on any Dividend Payment Date, the Quarterly Dividends payable in respect of the Dividend Period ending in the calendar month in which such Dividend Payment Date occurs are not paid in full on all of the Series D Shares then outstanding, such Quarterly Dividends, or the unpaid part thereof, shall be paid (less any tax required to be deducted or withheld by the Corporation) on a subsequent date or dates determined by the Board on which the Corporation shall have sufficient monies properly applicable to the payment of such Quarterly Dividends. The holder of Series D Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

(vi)	Priority. The Series D Shares rank senior to the Common Shares and rank on a parity with every other series of Preferred Shares as to dividends.

(b)	Redemption, Conversion and Purchase

(i)	General. To the extent permitted by applicable law, the Series D Shares may be redeemed, converted or purchased by the Corporation as provided in this subsection IV.1(b) but not otherwise.

(ii)
Corporation’s Redemption Rights. The Series D Shares shall not be redeemable by the Corporation prior to March 31, 2019. On any Series D Conversion Date, the Corporation may redeem all or any number of the outstanding Series D Shares, at its option, by the payment in cash of $25.00 per share so redeemed together with all accrued and unpaid dividends thereon up to, but excluding, the date fixed for redemption (less any tax required to be deducted or withheld by the Corporation) (the “Redemption Price”). Where applicable, if less than all of the outstanding Series D Shares are at any time to be redeemed, the particular shares to be redeemed shall be selected on a pro rata basis (disregarding fractions) or, with the consent of any applicable stock exchange, in such other manner as the Board may in its sole discretion determine by resolution.

(iii)
Notice of Redemption. Notice of any redemption of Series D Shares pursuant to subsection IV.1(b)(ii) shall be given to each holder of Series D Shares to be redeemed by the Corporation at least 30 and not more than 60 days prior to the date fixed for redemption. Any notice of redemption of Series D Shares by the Corporation shall be validly and effectively given on the date on which it is sent to each holder of Series D Shares to be redeemed in the manner provided for in subsection IV.1(f)(i). Such notice shall set out:

(A)	the date (the “Redemption Date”) on which the redemption is to take place;

(B)	unless all the Series D Shares held by the holder to whom it is addressed are to be redeemed, the number of Series D Shares so held which are to be redeemed; and

(C)	the Redemption Price.

(iv)
Payment of Redemption Price. The Corporation shall on the Redemption Date pay  or cause to be paid to the holders of the Series D Shares so called for redemption the Redemption Price therefor on presentation and delivery at the principal transfer office of the Transfer Agent in the city of Toronto or such other place or places in Canada designated in the notice of redemption, of the certificate or certificates representing the Series D Shares so called for redemption. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Redemption Price and such electronic transfer of funds or the delivery or mailing of such cheque (in the manner provided for in subsection IV.1(f)(i)) shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the holders of Series D Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted or withheld by the Corporation as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. From and after the Redemption Date, the holders of Series D Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series D Shares in respect of such shares except the right to receive the Redemption Price, provided that if payment of such Redemption Price is not duly made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired. If less than all the Series D Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without cost to the holder. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

(v)
Deposit of Redemption Price. The Corporation shall have the right, at any time after mailing a notice of redemption, to deposit the aggregate Redemption Price for the Series D Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank or trust company named in the notice of redemption in trust for the holders of such shares, and upon such deposit being made or upon the Redemption Date, whichever is the later, the Series D Shares in respect of which such deposit shall have been made shall be deemed to be redeemed on the Redemption Date and the rights of each holder thereof shall be limited to receiving, without interest, the holder’s proportionate part (after taking into account any amounts required to be deducted or withheld on account of tax in respect of such holder) of the Redemption Price so deposited upon presentation and surrender of the certificate or certificates representing the Series D Shares so redeemed. Any interest on any such deposit shall belong to the Corporation. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

(vi)
Declaration of Dividends in Respect of Shares to be Redeemed. If a dividend is declared by the Board in respect of any Dividend Period during which the Series D Shares are redeemed, notwithstanding the provisions of subsection IV.1(a)(iv), no electronic funds transfer or cheque shall be made or issued in payment of such dividend; rather, the amount of such dividend declared shall be considered to be an accrued and unpaid dividend for purposes of subsection IV.1(b)(ii).

(vii)
Conversion at the Option of the Holder. Subject to the second paragraph of subsection IV.1(b)(viii), subsection IV.1(b)(ix) and subsection IV.1(b)(x), each holder of Series D Shares shall have the right, at its option, on any Series D Conversion Date, to convert all or any part of its Series D Shares registered in its name into Cumulative Floating Rate Preferred Shares, Series E (the “Series E Shares”) on the basis of one Series E Share for each Series D Share converted. Such right may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to, and not later than 5:00 p.m. (Toronto time) on the 15th day preceding, the applicable Series D Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places designated by the Corporation. On any conversion of Series D Shares into Series E Shares, the certificates representing the Series E Shares resulting from the conversion of Series D Shares to which such holder is entitled shall be issued in the name of the holder of the Series D Shares converted or in such name or names as such holder may direct in writing; provided that such holder shall pay any applicable security transfer taxes. Any Election Notice shall be accompanied by (1) payment or evidence of payment of the tax (if any) payable: and (2) the certificate or certificates representing the Series D Shares in respect of which the holder thereof desires to convert into Series E Shares with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing, in which Election Notice such holder may elect to convert part only of the Series D Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such holder, at the expense of the Corporation. a new certificate representing the Series D Shares represented by such certificate or certificates that have not been converted. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series D Conversion Date, so that the rights of the holder of such Series D Shares as the holder thereof shall cease at such time and the person or persons entitled to receive the Series E Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series E Shares at such time. An Election Notice is irrevocable once received by the Corporation. If the Corporation does not receive an Election Notice within the specified time, the Series D Shares shall be deemed not to have been converted (subject to subsection IV.1(b)(ix)).

(viii)
Notice of Conversion Rate and Dividend Rates and Election Notice. The  Corporation shall, at least 30 days and not more than 60 days prior to each Series D Conversion Date, provide notice in writing to the then registered holders of the Series D Shares of the Series D Conversion Date and a form of Election Notice as specified by the Corporation. On the 30th day prior to each Series D Conversion Date, the Corporation shall give notice in writing to the registered holders of the Series D Shares of the Annual Fixed Dividend Rate for the next Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate for the next Quarterly Floating Rate Period (as these terms are defined in the Series E Share Provisions).

If the Corporation gives notice pursuant to subsection IV.1(b)(iii) to the registered holders of the Series D Shares of the redemption of all Series D Shares pursuant to subsection IV.1(b)(ii), it shall not be required to give notice to the holders of the Series D Shares of any dividend rates or of the conversion right of holders of Series D Shares and the right of holders of Series D Shares to convert such shares pursuant to subsection IV.1(b)(vii) shall terminate.

(ix)
Automatic Conversion. If the Corporation determines that there would remain outstanding on a Series D Conversion Date less than 1,000,000 Series D Shares, after having taken into account all Election Notices in respect of Series D Shares duly tendered for conversion into Series E Shares and all Election Notices in respect of Series EShares duly tendered for conversion into Series D Shares in accordance with the Series E Share Provisions, in each case received by the Corporation during the time fixed therefor, then, all, but not part, of the remaining outstanding Series D Shares will automatically be converted into Series E Shares on the basis of one Series E Share for each Series D Share on the applicable Series D Conversion Date. The Corporation shall give notice in writing of the automatic conversion thereof to all holders of the Series D Shares at least seven days prior to the applicable Series D Conversion Date.

(x)
Restrictions on Conversion. The holders of Series D Shares shall not be entitled to convert their shares into Series E Shares if the Corporation determines that there would remain outstanding on a Series D Conversion Date less than 1,000,000 Series E Shares after having taken into account all Election Notices in respect of Series D Shares duly tendered for conversion into Series E Shares and all Election Notices in respect of Series E Shares duly tendered for conversion into Series D Shares in accordance with the Series E Share Provisions, in each case received by the Corporation during the time fixed therefor. The Corporation shall give notice in writing of the inability to convert Series D Shares to all holders of the Series D Shares at least seven days prior to the applicable Series D Conversion Date.

(xi)
Non-Residents. The Corporation is not required to (but may at its option) issue Series E Shares upon the conversion of Series D Shares into Series EShares to any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require the Corporation to take any action to comply with the securities laws or analogous laws of such jurisdiction.

(xii)
Purchase for Cancellation. Subject to applicable laws, the Corporation may, at any  time, purchase for cancellation (if obtainable), out of capital or otherwise, the whole or any part of the Series D Shares outstanding from time to time at any price by tender to all holders of record of Series D Shares or through the facilities of any stock exchange on which the Series D Shares are listed, or in any other manner, provided that in the case of a purchase in any other manner the price for such Series D Shares so purchased for cancellation shall not exceed the highest price offered for a board lot of the Series D Shares on any stock exchange on which such shares are listed on the date of purchase for cancellation, plus the costs of purchase. If upon any tender to holders of Series D Shares under the provisions of this subsection IV.1(b)(xii), more shares are offered than the Corporation is prepared to purchase, the shares so offered will be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Series D Shares so offered by each of the holders of Series D Shares who offered shares to such tender. From and after the date of purchase of any Series D Shares under the provisions of this subsection IV.1(b)(xii), the shares so purchased shall be cancelled.

(xiii)
Conversion — General. On the conversion of a Series D Share to a Series E Share pursuant to the terms of these Series D Share Provisions, each such Series D Share shall become an issued Series E Share and the number of unissued Series D Shares shall be increased by the number of Series D Shares that became Series E Shares.

(c)	Voting Rights

(i)
Voting Rights – General. Except as otherwise required by law or in the conditions attaching to the Preferred Shares as a class, the holders of Series D Shares shall not be entitled to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation, unless and until the Corporation shall have failed to pay eight Quarterly Dividends on the Series D Shares in accordance with the terms hereof, whether or not consecutive and whether or not such dividends were declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the holders of the Series D Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than a separate meeting of the holders of another series or class of shares), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all of the voting shares of the Corporation on the basis of one vote in respect of each Series D Share held by each such holder, until all such arrears of such dividends shall have been paid, whereupon such rights shall cease unless and until the Corporation shall again fail to pay eight Quarterly Dividends on the Series D Shares in accordance with the terms hereof, whether or not consecutive and whether or not such dividends were declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends, in which event such voting rights shall become effective again and so on from time to time.

(d)	Issue Price

The consideration for which each Series D Share shall be issued is $25.00 and, upon payment of such consideration, each such share shall be issued as fully paid and non-assessable.

In the event of a conversion of a Series E Share into a Series D Share, the amount to be deducted from the stated capital account maintained for the Series E Shares and added to the stated capital account maintained for the Series D Shares will be $25.00 per share so converted.

(e)	Election under the Income Tax Act (Canada)

The Corporation shall elect in the manner and within the time provided under the Income Tax Act (Canada) (the “Tax Act”), under Subsection 191.2(1) of Part VI.1 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay or cause payment of tax under Part VI.1 of the Tax Act at a rate such that the corporate holders will not be required to pay tax on dividends received on the Series D Shares under Section 187.2 of Part IV.1 of the Tax Act or any successor or replacement provision of similar effect.

(f)	Notice and Interpretation

(i)
Notices. Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series D Shares at their respective addresses appearing on the records of the Corporation maintained by the Corporation or the Transfer Agent, or, in the case of joint holders, to the address of the holder whose name appears first on the records of the Corporation maintained by the Corporation or the Transfer Agent as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series D Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders. If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series D Shares pursuant to this subsection is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

If the Board determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(A)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(B)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Toronto, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (A) above, provided that as soon as the Board determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

(ii)
Interpretation. If any day on which any dividend on the Series D Shares is payable, on which any Redemption Date or any Series D Conversion Date shall occur, or on or by which any other action is required or permitted to be taken hereunder is not a Business Day, then such dividend shall be payable, such Redemption Date or Series D Conversion Date shall occur or such other action shall be required or permitted to be taken on the immediately following day that is a Business Day.

If a holder of Series D Shares is entitled to a cheque and such cheque is not received by the holder, or if the cheque is lost or destroyed, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity satisfactory to the Corporation, acting reasonably, will issue to the holder of the Series D Shares a replacement cheque for the amount of the original cheque.

The Corporation will be entitled to deduct or withhold from any amount payable to a holder of Series D Shares under these Series D Share provisions any amount required by law to be deducted or withheld from that payment.

Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute that may be enacted in substitution of that statute.

All references herein to a holder of Series D Shares shall be interpreted as referring to a registered holder of the Series D Shares.

For the purposes hereof:

(A)
“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the annual rate (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.28%;

(B)
“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service or if such service is no longer available, a successor service as determined by the Corporation) for purposes of displaying Government of Canada Yields;

(C)	“Business Day” means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office;

(D)	“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period;

(E)
“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years;

(F)
“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(G)	“Initial Fixed Rate Period” means the period from and including the date of the initial issue of the Series D Shares to, but excluding, March 31, 2019;

(H)	“Quarter End Date” has the meaning given to it in subsection IV.1(a)(i);

(I)
“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, upon a return of capital or upon any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(J)	“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation;

(K)	“Series D Conversion Date” means March 31, 2019 and March 31 (or, if such date is not a Business Day, the immediately following Business Day) of every fifth year thereafter;

(L)	“Series D Share Provisions” means the designation, rights, privileges, restrictions and conditions of the Series D Shares;

(M)	“Series E Share Provisions” means the designation, rights, privileges, restrictions and conditions of the Series E Shares;

(N)
“Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period from and including March 31, 2019 to, but excluding, March 31, 2024 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period to, but excluding, March 31 in the fifth year thereafter; and

(O)
“Transfer Agent” means CIBC Mellon Trust Company at its principal transfer office in Toronto, Ontario, its successors and assigns, or such other person as from time to time may be appointed as the registrar and transfer agent for the Series D Shares.

(g)	Modification

Subject to subsection IV.1(b)(ii), the designation, rights, privileges, restrictions and conditions attaching to the Series D Shares as a series may be repealed, deleted, varied, modified, amended or amplified from time to time only with the approval of the holders of the Series D Shares given in accordance with the Canada Business Corporations Act (the “CBCA”) and subsection IV.1(h) and with any required approvals of any stock exchanges on which the Series D Shares may be listed.

(h)	Approval of Holders of Series D Shares

(i)
Approval of Holders of Series D Shares. Except as otherwise provided herein, any approval of the holders of the Series D Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of at least two-thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holders of 10% of the outstanding Series D Shares are present in person or represented by proxy. If at any such meeting the holder(s) of 10% of the outstanding Series D Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting the holders(s) of Series D Shares present in person or represented by proxy shall form the necessary quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of at least two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series D Shares. At any meeting of holders of Series D Shares as a series, each such holder shall be entitled to one vote in respect of each share held.

(ii)
Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series D Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of Series D Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series D Share held.

(i)	Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series D Shares, the holders of the Series D Shares shall rank (a) on a parity with the Preferred Shares of every other series and (b) senior to the Common Shares and the shares of any other class ranking junior to the Preferred Shares. The Series D Shares shall be entitled to receive an amount equal to $25.00 per Series D Share, together with an amount equal to all accrued and unpaid dividends up to but excluding the date fixed for payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the holders of any shares of the Corporation ranking junior as to capital to the Series D Shares. Upon payment to the holders of the Series D Shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

(j)	Withholding Taxes

(i)
Withholdinq Taxes. For greater certainty, and notwithstanding any other provision of this Section IV.1, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted or withheld on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series D Shares, including on the redemption, cancellation or conversion of the Series D Shares. To the extent that any amounts are deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of which such deduction or withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of all or any number of Series EShares otherwise deliverable to a holder of Series D Shares on the conversion of such Series D Shares in order to meet any applicable tax deduction or withholding tax requirements.

(ii)	Transfer Taxes. For greater certainty, and notwithstanding any other provision of this Section IV.1, the Corporation shall not be required to pay any tax which may be:

(A)	imposed upon the person or persons to whom Series E Shares are issued,

(B)	payable in respect of the issuance of such Series E Shares or a certificate therefor, or

(C)	payable in respect of any transfer involved in the issuance and delivery of any certificate in the name or names other than that of the holder of the Series D Shares,

in connection with the conversion of Series D Shares into Series E Shares. The Corporation may refuse to issue any Series E Share or deliver any such Series E Share certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or is otherwise not required to be paid in the circumstances

V.1	CUMULATIVE FLOATING RATE PREFERRED SHARES, SERIES E

The fifth series of preferred shares shall consist of up to 4,000,000 shares, which shares shall be designated as Cumulative Floating Rate Preferred Shares, Series E (the “Series E Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the preferred shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Dividends

(i)
Dividend Payment Dates. The dividend payment dates (the “Dividend Payment Dates”) in respect of the dividends payable on the Series E Shares shall be the last day (or if such day is not a Business Day, the immediately following Business Day) of each of the months of March, June, September and December in each year.

(ii)
Payment of Dividends. The holders of Series E Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the board of directors of the Corporation (the “Board”), out of moneys of the Corporation properly applicable to the payment of dividends, quarterly floating rate, cumulative, preferential cash dividends in respect of each Quarterly Floating Rate Period in an amount per Series E Share determined by multiplying the applicable Floating Quarterly Dividend Rate by $25.00 (“Quarterly Dividends”).

The Corporation shall determine the Floating Quarterly Dividend Rate for each Quarterly Floating Rate Period on the relevant Floating Rate Calculation Date. Such determination shall be, in the absence of manifest error, final and binding on the Corporation and all holders of Series E Shares. The Corporation shall, on the relevant Floating Rate Calculation Date, give written notice of the Floating Quarterly Dividend Rate for the ensuing Quarterly Floating Rate Period to the registered holders of outstanding Series E Shares in accordance with the provisions of subsection V.1(f)(i).

Dividends on the Series E Shares shall accrue daily from and including the date of issue of such shares.

(iii)
Dividend for Other than a Full Quarterly Floating Rate Period. The holders of Series E Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board out of moneys of the Corporation properly applicable to the payment of dividends, cumulative, preferential cash dividends for any period which is less than a full Quarterly Floating Rate Period, in an amount per share with respect to any Series E Share:

(A)	which is issued, redeemed or converted during any Quarterly Floating Rate Period;

(B)	where the assets of the Corporation are distributed to the holders of the Series EShares pursuant to subsection V.1 (i) with an effective date during any Quarterly Floating Rate Period; or

(C)	in any other circumstance where the number of days in a Quarterly Floating Rate Period that such share has been outstanding is less than a full Quarterly Floating Rate Period;

equal to the amount (rounded to five decimal places) obtained when the amount of the Quarterly Dividend payable in respect of the applicable full Quarterly Floating Rate Period is multiplied by a fraction, the numerator of which is the number of calendar days in such Quarterly Floating Rate Period that such share has been outstanding (excluding the date of redemption or conversion, the effective date for the distribution of assets or the last day of the applicable shorter period, as applicable) and the denominator of which is thenumber of calendar days in such Quarterly Floating Rate Period.

(iv)
Payment Procedure. The Corporation shall pay the dividends declared on the Series E Shares on the relevant Dividend Payment Date (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by cheque(s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series E Shares (in the manner provided for in subsection V.1(f)(i)) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted or withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

(v)
Cumulative Payment of Dividends. If on any Dividend Payment Date, the Quarterly Dividends payable in respect of the Dividend Period ending in the calendar month in which such Dividend Payment Date occurs are not paid in full on all of the Series E Shares then outstanding, such Quarterly Dividends, or the unpaid part thereof, shall be paid (less any tax required to be deducted or withheld by the Corporation) on a subsequent date or dates determined by the Board on which the Corporation shall have sufficient monies properly applicable to the payment of such Quarterly Dividends. The holder of Series EShares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

(vi)	Priority. The Series E Shares rank senior to the Common Shares and rank on a parity with every other series of Preferred Shares as to dividends.

(b)	Redemption, Conversion and Purchase

(i)	General. To the extent permitted by applicable law, the Series EShares may be redeemed, converted or purchased by the Corporation as provided in this subsection V.1(b) but not otherwise.

(ii)
Corporation’s Redemption Rights. The Series E Shares shall not be redeemable by the Corporation on or prior to March 31, 2019. On any Series E Conversion Date, the Corporation may redeem all or any number of the outstanding Series E Shares, at its option, by the payment in cash of $25.00 per share so redeemed together with all accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption (less any tax required to be deducted or withheld by the Corporation) (the “Conversion Date Redemption Price”).

On any date after March 31, 2019 that is not a Series E Conversion Date, the Corporation may redeem all or any number of the outstanding Series E Shares, at its option, by payment in cash of $25.50 per share so redeemed together with all accrued and unpaid dividends thereon up to, but excluding, the date fixed for redemption (less any tax required to be deducted or withheld by the Corporation) (the “Non-Conversion Date Redemption Price”).

Where applicable, if less than all of the then outstanding Series E Shares are at any time to be redeemed, the particular shares to be redeemed shall be selected on a pro rata basis (disregarding fractions) or, with the consent of any applicable stock exchange, in such other manner as the Board may in its sole discretion determine by resolution.

(iii)
Notice of Redemption. Notice of any redemption of Series E Shares pursuant to subsection V.1(b)(ii) shall be given to each holder of Series E Shares to be redeemed by the Corporation at least 30 and not more than 60 days prior to the date fixed for redemption. Any notice of redemption of Series E Shares by the Corporation shall be validly and effectively given on the date on which it is sent to each holder of Series E Shares to be redeemed in the manner provided for in subsection V.1(f)(i). Such notice shall set out:

(A)	the date (the “Redemption Date”) on which the redemption is to take place;

(B)	unless all the Series E Shares held by the holder to whom it is addressed are to be redeemed, the number of Series E Shares so held which are to be redeemed; and

(C)	the Conversion Date Redemption Price or the Non-Conversion Date Redemption Price, as applicable (such applicable redemption price referred to hereinafter as the “Redemption Price”).

(iv)
Payment of Redemption Price. The Corporation shall on the Redemption Date pay or cause to be paid to the holders of the Series E Shares so called for redemption the Redemption Price therefor on presentation and delivery at the principal transfer office of the Transfer Agent in the city of Toronto or such other place or places in Canada designated in the notice of redemption, of the certificate or certificates representing the Series E Shares so called for redemption. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Redemption Price and such electronic transfer of funds or the delivery or mailing of such cheque (in the manner provided for in subsection V.1(f)(i)) shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the holders of Series E Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted or withheld by the Corporation as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. From and after the Redemption Date, the holders of Series E Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series E Shares in respect of such shares except the right to receive the Redemption Price, provided that if payment of such Redemption Price is not duly made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired. If less than all the Series E Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without cost to the holder. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

(v)
Deposit of Redemption Price. The Corporation shall have the right, at any time after mailing a notice of redemption, to deposit the aggregate Redemption Price for the Series E Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank or trust company named in the notice of redemption in trust for the holders of such shares, and upon such deposit being made or upon the Redemption Date, whichever is the later, the Series E Shares in respect of which such deposit shall have been made shall be deemed to be redeemed on the Redemption Date and the rights of each holder thereof shall be limited to receiving, without interest, the holder’s proportionate part (after taking into account any amounts required to be deducted or withheld on account of tax in respect of such holder) of the Redemption Price so deposited upon presentation and surrender of the certificate or certificates representing the Series E Shares so redeemed. Any interest on any such deposit shall belong to the Corporation. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

(vi)
Declaration of Dividends in Respect of Shares to be Redeemed. If a dividend is declared by the Board in respect of any Quarterly Floating Rate Period during which the Series E Shares are redeemed, notwithstanding the provisions of subsection V.1(a)(iv), no electronic funds transfer or cheque shall be made or issued in payment of such dividend; rather, the amount of such dividend declared shall be considered to be an accrued and unpaid dividend for purposes of subsection V.1(b)(ii).

(vii)
Conversion at the Option of the Holder. Subject to second paragraph of subsection V.1(b)(viii), subsection V.1(b)(ix) and subsection V.1(b)(x), each holder of Series E Shares shall have the right, at its option, on any Series E Conversion Date, to convert all or any part of its Series E Shares registered in its name into Cumulative Rate Reset Preferred Shares, Series D (the “Series D Shares”) on the basis of one Series D Share for each Series E Share converted. Such right may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to and not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series E Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places designated by the Corporation. On any conversion of Series E Shares into Series D Shares, the certificates representing the Series D Shares resulting from the conversion of Series E Shares to which such holder is entitled shall be issued in the name of the holder of the Series E Shares converted or in such name or names as such holder may direct in writing; provided that such holder shall pay any applicable security transfer taxes. Any Election Notice shall be accompanied by (1) payment or evidence of payment of the tax (if any) payable; and (2) the certificate or certificates representing the Series E Shares in respect of which the holder thereof desires to convert into Series D Shares with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing, in which Election Notice such holder may elect to convert part only of the Series E Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such holder, at the expense of the Corporation, a new certificate representing the Series E Shares represented by such certificate or certificates that have not been converted. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series E Conversion Date, so that the rights of the holder of such Series E Shares as the holder thereof shall cease at such time and the person or persons entitled to receive the Series D Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series D Shares at such time. An Election Notice is irrevocable once received by the Corporation. If the Corporation does not receive an Election Notice within the specified time, the Series E Shares shall be deemed not to have been converted (subject to subsection V.1(b)(ix)).

(viii)
Notice of Conversion Date and Dividend Rates and Election Notice. The Corporation shall, at least 30 days and not more than 60 days prior to each Series E Conversion Date, provide notice in writing to the then registered holders of the Series E Shares of the Series E Conversion Date and a form of Election Notice as specified by the Corporation. On the 30th day prior to each Series E Conversion Date, the Corporation shall give notice in writing to the registered holders of the Series E Shares of the Floating Quarterly Dividend Rate for the next Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series D Shares for the next Subsequent Fixed Rate Period (as such terms are defined in the Series D Share Provisions).

If the Corporation gives notice pursuant to subsection V.1(b)(iii) to the registered holders of the Series E Shares of the redemption of all Series E Shares pursuant to subsection V.1(b)(ii), it shall not be required to give notice to the holders of the Series E Shares of any dividend rates or of the conversion right of holders of Series E Shares and the right of holders of Series E Shares to convert such shares pursuant to subsection V.1(b)(vii) shall terminate.

(ix)
Automatic Conversion. If the Corporation determines that there would remain outstanding on a Series E Conversion Date less than 1,000,000 Series E Shares, after having taken into account all Election Notices in respect of Series E Shares duly tendered for conversion into Series D Shares and all Election Notices in respect of Series D Shares duly tendered for conversion into Series E Shares in accordance with the Series D Share Provisions, in each case received by the Corporation during the time fixed therefor then, all, but not part, of the remaining outstanding Series E Shares will automatically be converted into Series D Shares on the basis of one Series D Share for each Series E Share on the applicable Series E Conversion Date. The Corporation shall give notice in writing of the automatic conversion thereof to all holders of the Series E Shares at least seven days prior to the applicable Series E Conversion Date.

(x)
Restrictions on Conversion. The holders of Series E Shares shall not be entitled to convert their shares into Series D Shares if the Corporation determines that there would remain outstanding on a Series E Conversion Date less than 1,000,000 Series D Shares after having taken into account all Election Notices in respect of Series E Shares duly tendered for conversion into Series D Shares and all Election Notices in respect of Series D Shares duly tendered for conversion into Series E Shares in accordance with the Series D Share Provisions, in each case received by the Corporation during the time fixed therefor. The Corporation shall give notice in writing of the inability to convert Series E Shares to all holders of the Series E Shares at least seven days prior to the applicable Series E Conversion Date.

(xi)
Non-Residents. The Corporation is not required to (but may at its option) issue Series D Shares upon the conversion of Series E Shares into Series D Shares to any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require the Corporation to take any action to comply with the securities laws or analogous laws of such jurisdiction.

(xii)
Purchase for Cancellation. Subject to applicable laws, the Corporation may, at any time, purchase for cancellation (if obtainable), out of capital or otherwise, the whole or any part of the Series E Shares outstanding from time to time at any price by tender to all holders of record of Series E Shares or through the facilities of any stock exchange on which the Series E Shares are listed, or in any other manner, provided that in the case of a purchase in any other manner the price for such Series E Shares so purchased for cancellation shall not exceed the highest price offered for a board lot of the Series E Shares on any stock exchange on which such shares are listed on the date of purchase for cancellation, plus the costs of purchase. If upon any tender to holders of Series E Shares under the provisions of this subsection V.1(b)(xii), more shares are offered than the Corporation is prepared to purchase, the shares so offered will be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Series E Shares so offered by each of the holders of Series E Shares who offered shares to such tender. From and after the date of purchase of any Series E Shares under the provisions of this subsection V.1(b)(xii), the shares so purchased shall be cancelled.

(xiii)
Conversion — General. On the conversion of a Series E Share to a Series D Share pursuant to the terms of these Series E Share Provisions, each such Series E Share shall become an issued Series D Share and the number of unissued Series EShares shall be increased by the number of Series EShares that became Series D Shares.

(c)	Voting Rights

(i)
Voting Rights — General. Except as otherwise required by law or in the conditions attaching to the Preferred Shares as a class, the holders of Series E Shares shall not be entitled to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation, unless and until the Corporation shall have failed to pay eight Quarterly Dividends on the Series E Shares in accordance with the terms hereof, whether or not consecutive and whether or not such dividends were declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends.

In the event of such non-payment, and for only so long as any such dividends remain in arrears, the holders of the Series E Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than a separate meeting of the holders of another series or class of shares), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all of the voting shares of the Corporation on the basis of one vote in respect of each Series E Share held by each such holder, until all such arrears of such dividends shall have been paid, whereupon such rights shall cease unless and until the Corporation shall again fail to pay eight Quarterly Dividends on the Series E Shares in accordance with the terms hereof, whether or not consecutive and whether or not such dividends were declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends, in which event such voting rights shall become effective again and so on from time to time.

(d)	Issue Price

The Series E Shares will only be issuable upon conversion of Series D Shares and will have an ascribed issue price of $25.00 per share.

In the event of a conversion of a Series D Share to a Series E Share the amount to be deducted from the stated capital account maintained for the Series D Shares and added to the stated capital account maintained for the Series E Shares will be $25.00 per share so converted.

(e)	Election Under the Income Tax Act

The Corporation shall elect in the manner and within the time provided under the Tax Act, under Subsection 191.2(1) of Part VI.1 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay or cause payment of tax under Part VI.1 of the Tax Act at a rate such that the corporate holders will not be required to pay tax on dividends received on the Series E Shares under Section 187.2 of Part IV.1 of the Tax Act or any successor or replacement provision of similar effect.

(f)	Notice and Interpretation

(i)
Notices. Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series E Shares at their respective addresses appearing on the records of the Corporation maintained by the Corporation or the Transfer Agent, or, in the case of joint holders, to the address of the holder whose name appears first on the records of the Corporation maintained by the Corporation or the Transfer Agent as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series E Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series E Shares pursuant to this subsection is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

If the Board determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(A)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montréal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(B)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Toronto, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (A) above, provided that as soon as the Board determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

(ii)
Interpretation. If any day on which any dividend on the Series E Shares is payable, on which any Redemption Date or any Series E Conversion Date shall occur, or on or by which any other action is required or permitted to be taken hereunder is not a Business Day, then such dividend shall be payable, such Redemption Date or Series E Conversion Date shall occur or such other action shall be required or permitted to be taken on the immediately following day that is a Business Day.

If a holder of Series E Shares is entitled to a cheque and such cheque is not received by the holder, or if the cheque is lost or destroyed, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity satisfactory to the Corporation, acting reasonably, will issue to the holder of the Series E Shares a replacement cheque for the amount of the original cheque.

The Corporation will be entitled to deduct or withhold from any amount payable to a holder of Series E Shares under these Series E Share provisions any amount required by law to be deducted or withheld from that payment.

Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute that may be enacted in substitution of that statute.

All references herein to a holder of Series E Shares shall be interpreted as referring to a registered holder of the Series E Shares.

For the purposes hereof:

(A)	“Business Day” means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office;

(B)
“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005%) being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.28% per annum (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365);

(C)	“Floating Rate Calculation Date” means for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period;

(D)
“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(E)	“Quarterly Commencement Date” means the last day of each of March, June, September and December in each year, commencing on March 31, 2019;

(F)
“Quarterly Floating Rate Period” means the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to, but excluding, the next succeeding Quarterly Commencement Date;

(G)
“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, upon a return of capital or upon any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(H)	“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation;

(i)	“Series D Share Provisions” means the designation, rights, privileges, restrictions and conditions of the Series D Shares;

(J)	“Series E Conversion Date” means March 31, 2024 and March 31 (or, if such date is not a Business Day, the immediately following Business Day) of every fifth year thereafter;

(K)	“Series E Share Provisions” means the designation, rights, privileges, restrictions and conditions of the Series E Shares;

(L)
“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on 90-day Government of Canada Treasury Bills, using the 3-month average results, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date (with auction results being posted on Reuters page BOCBILL or such other page as may replace such page on that service or if such service is no longer available, a successor service as determined by the Corporation); and

(M)
“Transfer Agent” means CIBC Mellon Trust Company at its principal transfer office in Toronto, Ontario, its successors and assigns, or such other person as from time to time may be appointed as the registrar and transfer agent for the Series E Shares.

(g)	Modification

Subject to subsection V.1(b)(ii), the designation, rights, privileges, restrictions and conditions attaching to the Series E Shares as a series may be repealed, deleted, varied, modified, amended or amplified from time to time only with the approval of the holders of the Series E Shares given in accordance with the CBCA and subsection V.1(h) and with any required approvals of any stock exchanges on which the Series E Shares may be listed.

(h)	Approval of Holders of Series E Shares

(i)
Approval of Holders of Series E Shares. Except as otherwise provided herein, any approval of the holders of the Series E Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of at least two-thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holders of 10% of the outstanding Series E Shares are present in person or represented by proxy. If at any such meeting the holder(s) of 10% of the outstanding Series E Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting the holders(s) of Series E Shares present in person or represented by proxy shall form the necessary quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of at least two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series E Shares. At any meeting of holders of Series E Shares as a series, each such holder shall be entitled to one vote in respect of each share held.

(ii)
Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series E Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of Series E Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series E Share held.

(i)	Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series E Shares, the holders of the Series E Shares shall rank (a) on a parity with the Preferred Shares of every other series and (b) senior to the Common Shares and the shares of any other class ranking junior to the Preferred Shares. The Series E Shares shall be entitled to receive an amount equal to $25.00 per Series E Share, together with an amount equal to all accrued and unpaid dividends up to but excluding the date fixed for payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the holders of any shares of the Corporation ranking junior as to capital to the Series E Shares. Upon payment to the holders of the Series E Shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

(i)	Withholding Taxes

(i)
Withholding Taxes. For greater certainty, and notwithstanding any other provision of this Section V.1, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted or withheld on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series E Shares, including on the redemption, cancellation or conversion of the Series E Shares. To the extent that any amounts are deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of which such deduction or withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of all or any number of Series D Shares otherwise deliverable to a holder of Series E Shares on the conversion of such Series E Shares in order to meet any tax deduction or withholding tax requirements.

(ii)	Transfer Taxes. For greater certainty, and notwithstanding any other provision of this Section V.1, the Corporation shall not be required to pay any tax which may be:

(A)	imposed upon the person or persons to whom Series D Shares are issued,

(B)	payable in respect of the issuance of such Series D Shares or a certificate therefor, or

(C)	payable in respect of any transfer involved in the issuance and delivery of any certificate in the name or names other than that of the holder of the Series E Shares,

in connection with the conversion of Series E Shares into Series D Shares. The Corporation may refuse to issue any Series D Shares or deliver any such Series D Share certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or is otherwise not required to be paid in the circumstances.

Industry Canada Industrie Canada

2013-01-03

Corporations Canada
9th floor, Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage, Tour Jean-Edmonds sud
365, avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

Corporation Number: Numéro de société :	**236237-6**
Request Received: Date de réception de la demande :	**2012-12-27**
Request ID: Numéro de la demande :	**5638447**
Your Reference: Votre référence :	

Please find enclosed the **Certificate of Amendment** issued under the *Canada Business Corporations Act* (CBCA) and related documents for **Algonquin Power & Utilities Corp.** Please ensure that these documents are kept with the corporate records.

The issuance of this certificate will be listed in Corporations Canada's online Monthly Transactions report. You can access the report on the Corporations Canada website.

Please ensure that the corporation is aware of **all** of its ongoing reporting obligations by referring to our pamphlet, Keeping Your Corporation in Good Standing, available on our website or by contacting Corporations Canada.

If you require additional information, please contact Corporations Canada.

Vous trouverez ci-joint le **certificat de modification** émis en vertu de la *Loi canadienne sur les sociétés par actions* (LCSA) ainsi que les documents connexes relativement à **Algonquin Power & Utilities Corp.** Veuillez vous assurer de le conserver avec les livres de la société.

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Telephone / Téléphone 1-866-333-5556
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1 / 1

Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Algonquin Power & Utilities Corp.

Corporate name / Dénomination sociale

236237-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Marcie Girouard

Director / Directeur

2013-01-01

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada Industrie Canada
Corporations Canada Corporations Canada

Form 4

Articles of Amendment

(Section 27 or 177 of the ***Canada Business Corporations Act (CBCA)****)*

Instructions

3 Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

4 Declaration

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

- Corporations Canada Online Filing Centre: $200
- By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3).

Changes of directors or changes of a director's address:
Complete and file Changes Regarding Directors (Form 6).

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online Filing Centre: www.corporationscanada.ic.gc.ca

Or send documents by mail:
**Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8**

By Facsimile:
613-941-0999

1 Corporation name

ALGONQUIN POWER & UTILITIES CORP.

2 Corporation number

236237-6

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to: **(Do not indicate the full address)**

C: The corporation changes the minimum and/or maximum number of directors to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options)

minimum: maximum:

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

The articles of the Corporation are amended by creating a fixed number of a new series of Preferred Shares designated as Series C Preferred Shares, so that the Corporation is authorized to issue:

(i) an unlimited number of Common Shares;
(ii) an unlimited number of Preferred Shares, issuable in series;
(iii) 4,800,000 Series A Shares;
(iv) 4,800,000 Series B Shares; and
(v) 100 Series C Shares.

The Schedule A annexed to these articles, is incorporated into this form.

4 Declaration

I hereby certify that I am a director or an officer of the corporation.

David Bronicheski
SIGNATURE

David Bronicheski (905) 465-4512
PRINT NAME TELEPHONE NUMBER

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

E-MAIL
2012-12-27
10:09

Canada

IC 3069 (2006/12)

Schedule “A”

III.1	The rights, privileges, restrictions and conditions attaching to the Series C Shares are as follows:

(a)
Voting Rights - Subject to the Canada Business Corporations Act (the “Act”), the holders of the Series C Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

(b)
Dividends - Subject to the Act, the holders of the Series C Shares shall in each financial year of the Corporation in the discretion of the directors, but always in preference and priority to any payment of dividends on the Common Shares, be entitled to cumulative dividends at the rate of 1% per share of the amounts set out in the table below, payable in four (4) equal quarterly installments on April 1, July 1, October 1 and January 1 (of the following year) in each year, except in 2031, in which case the dividend will be payable in two (2) equal quarterly installments on April 1 and June 19, 2031, and no dividends shall be paid or set apart for payment upon the Common Shares and the shares of any other class ranking junior to the Preferred Shares unless all cumulative dividends on the Series C Shares shall have been declared and paid or set aside for payment. Dividend payments will be made to the holder of record of the Series C Shares of record on the last day of each calendar quarter, except for the last dividend payment which shall be made to the holder of record on June 19, 2031. The holders of the Series C Shares shall not be entitled to any dividends other than as provided for herein. Dividends shall accrue on the Series C Shares from the date of issue unless the directors shall otherwise determine. The Series C Shares rank senior to the Common Shares and rank on a parity with every other series of Preferred Shares as to dividends.

2012	$539,211	$134,803	$134,803	$134,803	$134,803
2013	$787,133	$196.783	$196,783	$195,783	$196,783
2014	$1,038,559	$259,640	$259,640	$259,640	$259,640
2015	$989,327	$247,332	$247,332	$247,332	$247,332
2016	$852,805	$213,201	$213,201	$213,201	$213,201
2017	$792,240	$198,060	$198,060	$198,060	$198,060
2018	$977,500	$244,375	$244,375	$244,375	$244,375
2019	$1,136,965	$284,241	$284,241	$284,241	$284,241
2020	$1,127,510	$281,878	$281,878	$281,878	$281,878
2021	$1,124,554	$281,139	$281,139	$281,139	$281,139
2022	$1,126,178	$281,545	$281,545	$281,545	$281,545
2023	$1,333,509	$333,377	$333,377	$333,377	$333,377
2024	$1,517,605	$379,401	$379,401	$379,401	$379,401
2025	$1,505,774	$376,444	$376,444	$376,444	$376,444
2026	$1,332,566	$333,142	$333,142	$333,142	$333,142
2027	$1,254,096	$313,524	$313,524	$313,524	$313,524
2028	$1,269,734	$317,434	$317,434	$317,434	$317,434
2029	$1,285,793	$321,448	$321,448	$321,448	$321,448
2030	$1,302,098	$325,524	$325,524	$325,524	$325,524
2031	$575,900	$287,950	$287,950	na	na

The actual annual aggregate dividends for all Series C Shares for any year will be the applicable base dividend as set out in the table above multiplied by the CPI Factor for such year, with such dividends being paid in equal quarterly installments. For purposes hereof, “CPI Factor” equals the annual average CPI for the year immediately preceding the year in respect of which an actual annual dividend is calculated, as published by Statistics Canada, divided by CPI for the 2010 year (which is 116.5). As further reference, the applicable annual average CPI published for 2011 was 119.9. To illustrate, the CPI Factor for purposes of the 2012 actual annual dividend would therefore be 119.9 divided by 116.5 equalling 1.0292.

The source for CPI data is as follows: http://www.statcan.qc.ca/pub/62-001-x/2012008/t040-enq.htm or such other equivalent source from Statistics Canada (or any successor thereto) to the extent the foregoing source is no longer applicable.

By way of illustration, the following table sets out the sample calculation for actual annual aggregate dividends for all Series C Shares assuming a 2% annual CPI.

2012	na	$539,211	116.50	119.90	1.03	$138,737	$138,737	$138,737	$138,737
2013	2.0%	$787,133	116.50	122.30	1.05	$206,577	$206,577	$206,577	$206,577
2014	2.0%	$1,038.559	116.50	124.74	1.07	$278,013	$278,013	$278,013	$278,013
2015	2.0%	$989,327	116.50	127.24	1.09	$270,130	$270,130	$270,130	$270,130
2016	2.0%	$852,805	116.50	129.78	1.11	$237,511	$237,511	$237,511	$237,511
2017	2.0%	$792,240	116.50	132.38	1.14	$225,056	$225,056	$225,056	$225,056
2018	2.0%	$977,500	116.50	135.03	1.16	$283,238	$283,238	$283,238	$283,238
2019	2.0%	$1,136,965	116.50	137.73	1.18	$336,033	$336,033	$336,033	$336,033
2020	2.0%	$1,127,510	116.50	140.48	1.21	$339,903	$339,903	$339,903	$339,903
2021	2.0%	$1,124,554	116.50	143.29	1.23	$345,792	$345,792	$345,792	$345,792
2022	2.0%	$1,126,178	116.50	146.16	1.25	$353,217	$353,217	$353,217	$353,217
2023	2.0%	$1,333,509	116.50	149.08	1.28	$426,610	$426,610	$426,610	$426,610
2024	2.0%	$1,517,605	116.50	152.06	1.31	$495,215	$495,215	$495,215	$495,215
2025	2.0%	$1,505,774	116.50	155.10	1.33	$501,182	$501,182	$501,182	$501,182
2026	2.0%	$1,332,566	116.50	158.21	1.36	$452,402	$452,402	$452,402	$452,402
2027	2.0%	$1,254,096	116.50	161.37	1.39	$434,277	$434,277	$434,277	$434,277
2028	2.0%	$1,269,734	116.50	164.60	1.41	$448,486	$448,486	$448,486	$448,486
2029	2.0%	$1,285,793	116.50	167.89	1.44	$463,241	$463,241	$463,241	$463,241
2030	2.0%	$1,302,098	116.50	171.25	1.47	$478,498	$478,498	$478,498	$478,498
2031	2.0%	$575,900	116.50	174.67	1.50	$431,731	$431,731	na	na

(c)
Distribution Rights - In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series C Shares, the holders of the Series C Shares shall rank (a) on a parity with the Preferred Shares of every other series and (b) senior to the Common Shares and the shares of any other class ranking junior to the Preferred Shares. The Series C Shares shall be entitled to receive an amount equal to the redemption price plus any accrued and unpaid dividends thereon up to, but excluding, the redemption date. The redemption price for the purposes of this Section III.1(c) shall be equal to the sum of: (a) the face value of each Series C Share, being $53,400 and (b) the net present value of future dividends on the Series C Shares calculated using a discount rate equal to the yield on: (i) 10 year Government of Canada Bonds; or (ii) if the remaining term of the Series C Shares is less than 10 years, the yield on the Government of Canada Bonds closest in maturity to the remaining term of the Series C Shares, in each case, plus 50 bps. The net present value of the future dividends will be calculated by an independent national or international firm of chartered accountants, acceptable to a majority in number of the holders of Series C Shares, acting reasonably, using the table set out in Section III.1(b) above for the amount of the base dividends per annum adjusted for inflation using assumptions considered reasonable by such firm of chartered accountants and applying the appropriate discount rate as set out above, The Corporation shall send a written notice to the holders of Class C Shares of its proposal of a firm of chartered accountants to make the determination and the holders will have ten calendar days thereafter to notify the Corporation of their acceptance or rejection of such firm and the failure by a holder to provide such notice shall be deemed to be acceptance of such firm and if a majority of the holders accept such firm, it shall be deemed to be accepted by all such holders. The cost of preparing such calculation shall be borne by the Corporation. The foregoing amount shall be paid before any amount is paid or any assets of the Corporation are distributed to the holders of any shares of the Corporation ranking junior as to capital to the Series C Shares. Upon payment to the holders of the Series C Shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

(d)        Redemption on Certain Corporate Transactions

(i)
General. In the event that the Corporation is a party to a transaction which results in the Common Shares or securities issued in exchange for such Common Shares not being listed on the Toronto Stock Exchange, TSX Venture Exchange, New York Stock Exchange, American Stock Exchange, NASDAQ or London Stock Exchange, subject to the Act, the holder shall have the option to require the Corporation to redeem all but not less than all of the issued Series C Shares registered in the name of such holder on the books of the Corporation, at the redemption price plus any accrued and unpaid dividends thereon up to, but excluding, the redemption date. The redemption price for the purposes of this Section III.1(d)shall be equal to the sum of (a) the face value of each Series C Share, being $53,400 and (b) the net present value of future dividends on the Series C Shares calculated using a discount rate equal to the yield on: (i) the 10 year Government of Canada Bonds; or (ii) if the remaining term of the Series C Shares is less than 10 years, the yield on the Government of Canada Bonds closest in maturity to the remaining term of the Series C Shares, in each case, plus 200 basis points (“bps”). The net present value of the future dividends will be calculated by an independent national or international firm of chartered accountants acceptable to a majority in number of the holders of Series C Shares, acting reasonably, using the table set out in Section III.1(b) above for the amount of the base dividends per annum adjusted for inflation using assumptions considered reasonable by such firm of chartered accountants and applying the appropriate discount rate as set out above. The Corporation shall send a written notice to the holders of Class C Shares of its proposal of a firm of chartered accountants to make the determination and the holders will have ten calendar days thereafter to notify the Corporation of their acceptance or rejection of such firm and the failure by a holder to provide such notice shall be deemed to be acceptance of such firm and if a majority of the holders accept such firm, it shall be deemed to be accepted by all such holders. The cost of preparing such calculation shall be borne equally by the Corporation and the holders of Series C Shares whose shares are being redeemed.

(ii)
Transaction Notice. The Corporation shall give not less than thirty (30) days’ prior notice in writing of a transaction which will give rise to the redemption option set forth in Section III.1(d)(i) by mailing to each person who at the date of mailing is a registered holder of Series C Shares. Such notice shall be mailed in a prepaid envelope addressed to each such shareholder at such shareholder’s address as it appears on the books of the Corporation or, in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder, provided however, that accidental failure or omission to give any such notice to one or more of such holders shall not affect the validity of such transaction. Such notice shall set out the anticipated closing date of the transaction which date shall also be deemed to be the date of redemption (the “redemption date”), details of the proposed transaction giving rise to the notice, the anticipated redemption price of the shares and the date on which redemption will take place if so elected by the holder. Furthermore the Corporation shall respond to such requests for additional information from the holder regarding the transaction as the holder reasonably requests in order to make its decision regarding whether it will exercise its redemption right.

(iii)
Redemption Notice. A holder of such Series C Shares that would like to exercise its right to redemption shall tender to the Corporation at its registered office a request in writing (“redemption notice”) specifying (A) that such holder desires to have all of the Series C Shares registered in the name of such holder redeemed by the Corporation (B) the share certificates, if any, representing the Series C Shares which the registered holder desires to have the Corporation redeem (C) the address to which such payment is to be delivered, provided that if the holder does not indicate an address, the Corporation shall make the payment to such shareholder at such shareholder’s address as it appears on the books of the Corporation or, in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder and (D)the business day, which shall be not less than 30 days after the day on which the request in writing is given to the Corporation, on which the holder desires to have the Corporation redeem such shares (the “redemption date”).

(iv)
Redemption Procedure. On the redemption date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the shares to be redeemed the applicable redemption price plus any accrued and unpaid dividends thereon up to, but excluding, the redemption date on presentation and surrender, at the registered office of the Corporation or any other place designated in such notice, of the certificates representing the shares so called for redemption. Such payment shall be made by cheque payable at any branch in Canada of a chartered bank or trust company selected by the Corporation.

(v)
Cessation of Rights. From and after the redemption date, the Series C Shares so redeemed shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless payment of the redemption price of the Series C Shares plus any accrued and unpaid dividends thereon up to, but excluding, the redemption date shall not be made upon presentation of the certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

(vi)
Deposit of Redemption Price, The Corporation shall have the right, at any time after receipt of the redemption notice, to deposit the redemption price of the Series C Shares to be redeemed or of such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with any such redemption plus any accrued and unpaid dividends thereon up to, but excluding, the redemption date, in a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and, upon such deposit being made or upon the redemption date, whichever is the later, the Series C Shares in respect of which such deposit shall have been made shall be redeemed and the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total amount so deposited against presentation and surrender of the said certificates held by them respectively, and interest allowed on any such deposit shall belong to the Corporation.

(e)	Redemption at Option of Holder in Event of Failure to Pay Dividends

(i)
General. Subject to the Act, a holder of any Series C Shares shall be entitled, at any time following the failure by the Corporation to declare and pay a dividend on any of the dates set forth herein and provided such dividend has not been declared and paid within seven calendar days of notice of a request for redemption being given, to require the Corporation to redeem all, but not less than all, of the Series C Shares registered in the name of such holder on the books of the Corporation. The redemption price for the purposes of this Section III.1(e)shall be equal to the sum of (a) the face value of each Series C Share, being $53,400 and (b) the net present value of future dividends on the Series C Shares calculated using a discount rate equal to the yield on: (i) 10 year Government of Canada Bonds; or (ii) if the remaining term of the Series C Shares is less than 10 years, the yield on the Government of Canada Bonds closest in maturity to the remaining term of the Series C Shares, in each case, plus 50 bps. The net present value of the future dividends will be calculated by an independent national or international firm of chartered accountants, acceptable to a majority in number of the holders of Series C Shares, acting reasonably, using the table set out in Section III.1(b) above for the amount of the base dividends per annum adjusted for inflation using assumptions considered reasonable by such firm of chartered accountants and applying the appropriate discount rate as set out above. The Corporation shall send a written notice to the holders of Class C Shares of its proposal of a firm of chartered accountants to make the determination and the holders will have ten calendar days thereafter to notify the Corporation of their acceptance or rejection of such firm and the failure by a holder to provide such notice shall be deemed to be acceptance of such firm and if a majority of the holders accept such firm, it shall be deemed to be accepted by all such holders. The cost of preparing such calculation shall be borne equally by the Corporation and the holders of Series C Shares whose shares are being redeemed.

(ii)
Notice. A holder of such shares to be redeemed shall tender to the Corporation at its registered office a request in writing specifying (A) that such holder desires to have all of the Series C Shares registered in the name of such holder redeemed by the Corporation (B) the business day, which shall be not less than 30 days after the day on which the request in writing is given to the Corporation, on which the holder desires to have the Corporation redeem such shares (the “redemption date”), together with the share certificates, if any, representing the Series C Shares which the registered holder desires to have the Corporation redeem and (C) the address to which such payment is to be delivered, provided that if the holder does not indicate an address, the Corporation shall make the payment to such shareholder at such shareholder’s address as it appears on the books of the Corporation or, in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder.

(iii)
Redemption Procedure. Upon receipt of such request and share certificates representing the Series C Shares, the Corporation shall, on the redemption date, redeem such shares by paying to such registered holder an amount equal to the redemption price plus any accrued and unpaid dividends thereon up to, but excluding, the redemption date. Such payment shall be made by cheque payable at any branch in Canada of one of the Corporation’s bankers for the time being.

(iv)
Cessation of Rights. The Series C Shares shall be redeemed on the redemption date and thereafter such shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless payment of the redemption price plus any accrued and unpaid dividends on the Class C Shares up to, but excluding, the redemption date is not made on the redemption date, in which case the rights of the holders of such shares shall remain unaffected.

(f)	Automatic Redemption

(i)
General. Unless the Corporation has delivered a conversion notice pursuant to Section III.1(g)(ii), subject to the Act, the Corporation shall redeem on June 19, 2031 all but not less than all of the issued Series C Shares, other than those Series C Shares for which a conversion notice has been delivered by the holder pursuant to Section III.1(g)(vi) hereof, on payment for each share to be redeemed of the redemption price of $53,400 plus any accrued and unpaid dividends thereon up to, and including, the redemption date.

(ii)
Notice. The Corporation shall give notice in writing of such redemption on or before May 20, 2031 by mailing to each person who at the date of mailing is a registered holder of the Series C Shares to be redeemed a redemption notice. Such notice shall be mailed in a prepaid envelope addressed to each such shareholder at such shareholder’s address as it appears on the books of the Corporation or, in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder, provided however, that accidental failure or omission to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price of the shares to be redeemed and the date on which redemption is to take place, being June 19, 2031.

(iii)
Redemption Procedure. On the date so specified for redemption in such notice, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the shares to be redeemed in cash the redemption price of $53,400 per share plus any accrued and unpaid dividends thereon up to, and including, the redemption date on presentation and surrender, at the registered office of the Corporation or any other place designated in such notice, of the certificates representing the shares so called for redemption. Such payment shall be made by cheque payable at any branch in Canada of one of the Corporation’s bankers for the time being.

(iv)
Cessation of Rights. After June 19, 2031, the Series C Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless payment of the redemption price of the Series C Shares plus any accrued and unpaid dividends thereon up to, and including, the redemption date shall not be made upon presentation of the certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

(v)
Deposit of Redemption Price. The Corporation shall have the right, at any time after the mailing of the redemption notice but in any event not before May 1, 2031, to deposit the redemption price of the Series C Shares so called for redemption or of such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with any such redemption plus any accrued and unpaid dividends thereon up to, and including, the redemption date in a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series C Shares in respect of which such deposit shall have been made shall be redeemed and the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total amount so deposited against presentation and surrender of the said certificates held by them respectively, and interest allowed on any such deposit shall belong to the Corporation.

(g)         Conversion

(i)
General. Provided that the Common Shares are listed on the Toronto Stock Exchange, TSX Venture Exchange, New York Stock Exchange, American Stock Exchange, NASDAQ or London Stock Exchange, subject to Regulatory Approval, a holder of any Series C Shares shall be entitled, at any time after May 20, 2031 and before June 19, 2031, to convert all, but not less than all of the Series C Shares registered in the name of such holder on the books of the Corporation into Common Shares. The conversion price for the purposes of this Section III.1(g) shall be equal to the face value of each Series C Share, being $53,400 (the “Conversion Price”). Provided that the Common Shares are listed on the Toronto Stock Exchange, TSX Venture Exchange, New York Stock Exchange, American Stock Exchange, NASDAQ or London Stock Exchange, the Corporation shall be entitled to convert all but not less than all of the Series C Shares for which no redemption notice has been delivered before May 20, 2031 by delivering a conversion notice under Section III.1(g)(ii), in which case the Conversion Price shall equal the face value of each Series C Share, being $53,400.

(ii)
Notice. In the case of a conversion by a holder of Series C Shares, a holder of such shares to be converted shall tender to the Corporation at its registered office a request in writing specifying (A) that such holder desires to have all of the Series C Shares registered in the name of such holder converted by the Corporation into Common Shares (B) the business day, which shall be not less than 30 days after the day on which the request in writing is given to the Corporation, on which the holder desires to have the Corporation convert such shares (the “conversion date”), together with the share certificates, if any, representing the Series C Shares which the registered holder desires to have the Corporation convert and (C) the address to which such shares are to be delivered, provided that if the holder does not indicate an address, the Corporation shall deliver the shares to such shareholder at such shareholder’s address as it appears on the books of the Corporation or, in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder. In the case of a conversion by the Corporation, the Corporation shall give notice in writing of such conversion on May 20, 2031 by mailing to each person who at the date of mailing is a registered holder of Series C Shares to be converted a conversion notice. Such notice shall be mailed in a prepaid envelope addressed to each such shareholder at such shareholder’s address as it appears on the books of the Corporation or, in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder, provided however, that accidental failure or omission to give any such notice to one or more of such holders shall not affect the validity of such conversion. Such notice shall set out the Conversion Price of the shares to be converted and the date on which such conversion is to take place, being June 19, 2031.

(iii)
Conversion Procedure. In the case of a conversion by a holder of Series C Shares, upon receipt of such request and share certificates representing the Series C Shares, the Corporation shall, on the conversion date, convert such shares into Common Shares and pay the holder the amount of any accrued and unpaid dividends thereon up to, and including, the conversion date in cash. In the case of a conversion by the Corporation, the Corporation shall have the right, at any time after mailing of the conversion notice, to deposit the share certificates for Common Shares representing the Conversion Price of the Series C Shares to be converted plus a cheque in the amount of any accrued and unpaid dividends on such Series C Shares up to, and including, the conversion date in trust with a trust company in Canada named in such notice to be delivered and paid without interest to or to the order of the respective holders of such shares to be converted upon presentation and surrender to such trust company of the certificates representing the same and, upon such deposit being made or upon the date specified for conversion in such notice, whichever is later, the Series C Shares in respect of which such deposit shall have been made shall be converted into Common Shares and the holders thereof after such deposit or such conversion date, as the case may be, shall be limited to receiving without interest their proportion of the Common Shares and the total amount so deposited against presentation and surrender of the said certificates held by them respectively, and interest allowed on any such deposit shall belong to the Corporation. Subject to Regulatory Approval, such conversion shall be effected by delivery of share certificates for Common Shares in the amount determined as set out in Section III.1(g)(iv) below, provided that in the case of a fractional Common Share, such fractional Common Share shall be rounded to the nearest full share, together with a cheque payable at any branch in Canada of one of the Corporation’s bankers from time to time in respect of any accrued and unpaid dividends.

(iv)
Number of Common Shares. The number of Common Shares to be issued will be equal to the Conversion Price determined as at the conversion date multiplied by the number of Series C Shares held by such holder divided by the sixty (60) day volume weighted average price of the Common Shares on the TSX, provided that if the Common Shares are not then listed on the TSX, then on such stock exchange as may be selected by the board of directors of the Corporation.

(v)
Cessation of Rights. The Series C Shares shall be converted on the conversion date and thereafter such shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless payment of the Conversion Price plus any accrued and unpaid dividends on the Class C Shares up to, and including, the conversion date is not made on the conversion date, in which case the rights of the holders of such shares shall remain unaffected.

(vi)
If the Corporation provides a redemption notice to a holder of Series C Shares pursuant to Section III.1(f)(ii), the holder may provide a conversion notice to the Corporation pursuant to Section III.1(g)(ii) not less than 10 days prior to the applicable redemption date, in which case the conversion notice will take precedence over such redemption notice and such Series C Shares shall be converted into Common Shares in accordance with this Section III,1(g) on the date specified in the redemption notice.

(h)
Regulatory Approval – For purposes hereof, “Regulatory Approval” means the approval of any regulatory authority having jurisdiction in connection with the conversion of the Series C Shares referred to in Section III.1(g) pursuant to which holders of Series C Shares are to receive Common Shares, including the approval of the TSX if the Common Shares are, at the relevant time, listed on the TSX. The Corporation will use commercially reasonable efforts to obtain such Regulatory Approval in a timely manner.

(i)	Anti Dilution – The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(i)
If and whenever at any time after April 15, 2031 and prior to June 19, 2031 the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable) and of which the denominator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price per Common Share. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such options, rights or warrants, as the case may be.

(ii)
If and whenever at any time prior to June 19, 2031, there is a reclassification of the Common Shares or a capital reorganization of the Corporation (other than (i) a subdivision of the outstanding Common Shares into a greater number of shares, (ii) a reduction, combination or consolidation of the outstanding Common Shares into a smaller number of shares, or (iii) the issuance of Common Shares or securities convertible into or exchangeable for Common Shares to holders of substantially all of the outstanding Common Shares by way of dividend or distribution) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other person or other entity; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other person or other entity or a liquidation, dissolution or winding up of the Corporation, any holder of Series C Shares who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the person or other entity resulting from such merger, amalgamation, arrangement or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding up, as the case may be, that such holder of Series C Shares would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the board of directors of the Corporation to give effect to or to evidence the provisions of this Section III.1 (i)(ii), the Corporation, its successor, or such purchasing person or other entity as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth herein with respect to the rights and interests thereafter of the holder of Class C Shares to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be practicable, with respect to any shares or other securities or property to which a holder of Class C Shares is entitled on the exercise of its conversion rights thereafter.

(iii)
In any case in which this Section III.1(i) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of Class C Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder of Class C Shares an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the conversion date or such later date as such holder would, but for the provisions of this Section III.1 (i)(iii) have become the holder of record of such additional Common Shares pursuant to this Section III.1(i).

(iv)
The adjustments provided for in this Section III.1(i) are cumulative and shall apply to successive events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section III.1 (i)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(v)	For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted.

(vi)
In the event of any question arising with respect to the adjustments provided in this Section III.1(i), such question shall be conclusively determined by a firm of chartered accountants appointed by the Corporation and acceptable to a majority of the holders of Class C Shares (who may be the auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the holders of Class C Shares. The Corporation shall send a written notice to the holders of Class C Shares of its proposal of a firm of chartered accountants to make the determination and the holders will have ten calendar days thereafter to notify the Corporation of their acceptance or rejection of such firm and the failure to provide such notice shall be deemed to be acceptance of such firm.

(vii)
In case the Corporation shall take any action affecting the Common Shares other than an action described in this Section III.1(i), which in the opinion of the board of directors of the Corporation would materially adversely affect the rights of the holders of Class C Shares, the Conversion Price shall be adjusted in such manner and at such time, by action of the directors, subject to Regulatory Approval, as the board of directors of the Corporation in their sole discretion may determine to be equitable in the circumstances. Failure of the board of directors of the Corporation to make such an adjustment shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(viii)
Subject to Regulatory Approval, no adjustment in the Conversion Price shall be made in respect of any event described in Section III.1(i)(ii) if the holders of Series C Shares are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Series C Shares prior to the effective date or record date, as the case may be, of such event.

(ix)
Except as stated above in this Section III.1(i), no adjustment will be made in the Conversion Price for any Class C Shares as a result of the issuance of Common Shares at less than the Current Market Price during the period from April 15, 2031 to the conversion date.

(x)
For purposes of this Section III.1(i), “Current Market Price” means the weighted average trading price of the Common Shares on the Toronto Stock Exchange for the 20 consecutive trading days ending on the fifth trading day preceding the date of the applicable event (or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the board of directors of the Corporation, or if the Common Shares are not listed on any stock exchange, then on the over-the-counter market). The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of Common Shares so sold during such period.

(j)	Specified Amount – For the purposes of subsection 191(4) of the Tax Act, the specified amount for each Series C Share is $238,830.

Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Algonquin Power & Utilities Corp.

Corporate name / Dénomination sociale

236237-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices désignant une série d'actions.

Marcie Girouard

Director / Directeur

2012-11-02

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada / Industrie Canada

Form 4 Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4 Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Algonquin Power & Utilities Corp.

2 Corporation number
Numéro de la société
236237-6

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:
La description des catégories d'actions est modifiée comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
David Bronicheski

David Bronicheski
905-465-4512

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou de l'une de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3069 (2008/04)

The articles of the Corporation are amended to increase the classes and any maximum number of shares that the Corporation is authorized to issue by creating 4,800,000 Cumulative Rate Reset Preferred Shares, Series A and 4,800,000 Cumulative Floating Rate Preferred Shares, Series B. The rights, privileges, restrictions and conditions attaching to each series of shares are as set out on Schedule A annexed to these articles, which Schedule is incorporated into this form.

SCHEDULE A

I.1        CUMULATIVE RATE RESET PREFERRED SHARES, SERIES A

The first series of preferred shares shall consist of up to 4,800,000 shares, which shares shall be designated as Cumulative Rate Reset Preferred Shares, Series A (the “Series A Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the preferred shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Dividends

(i)
Dividend Periods and Dividend Payment Dates. A “Dividend Period” means the period from and including the date of initial issue of the Series A Shares to, but excluding, December31, 2012 and, thereafter, the next succeeding period that is from and including the 31st day (each, a “Quarter End Date”) of each of the months of March, June, September and December in each year, as the case may be, to but excluding the next succeeding Quarter End Date. The dividend payment dates (the “Dividend Payment Dates”) in respect of the dividends payable on the Series A Shares shall be the last day (or, if such day is not a Business Day, the immediately following Business Day) of each of the months of March, June, September and December in each year.

(ii)	Payment of Dividends.

(A)
During the Initial Fixed Rate Period and each Subsequent Fixed Rate Period, the holders of Series A Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the board of directors of the Corporation (the “Board”), out of moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends (the “Quarterly Dividends”) in the amounts set forth in subsection I.1(a)(ii)(B) payable, with respect to each Dividend Period, on the Dividend Payment Date in respect of such Dividend Period.

(B)	Subject to subsection I.1(a)(iii), for all Dividend Periods during:

(1)	the Initial Fixed Rate Period, each Quarterly Dividend shall be in an amount equal to $0.28125 per Series A Share (being an annual rate equal to $1.1250 per Series A Share); and

(2)
each Subsequent Fixed Rate Period, each Quarterly Dividend shall be in an amount per Series A Share equal to the result of the following calculation: 1/4 x [($25.00 x AFDR)], where “AFDR” means the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period.

(C)
The Corporation shall determine the Annual Fixed Dividend Rate for each Subsequent Fixed Rate Period on the relevant Fixed Rate Calculation Date. Such determination shall, in the absence of manifest error, be final and binding on the Corporation and all holders of Series A Shares. The Corporation shall, on the relevant Fixed Rate Calculation Date, give written notice of the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period to the registered holders of the then outstanding Series A Shares in accordance with the provisions of subsection I.1(f)(i).

(D)	Dividends on the Series A Shares shall accrue daily from and including the date of issue of such shares.

(iii)
Initial Dividend and Dividend for Other than a Full Dividend Period. The holders of Series A Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board out of moneys of the Corporation properly applicable to the payment of dividends, cumulative, preferential cash dividends for the initial period or any period which is less than a full Dividend Period, as follows:

(A)
an initial dividend in respect of the period from and including the date of the initial issue of the Series A Shares to but excluding December 31, 2012 in an amount per Series A Share equal to $1.1250 multiplied by a fraction, the numerator of which is the number of calendar days from and including the date of the initial issue of the Series A Shares to but excluding December 31, 2012 and the denominator of which is 365, (which, if the Series A Shares are issued on November 9, 2012, shall be $0.1603 per Series A Share); and

(B)	a dividend in an amount per share with respect to any Series A Share:

(1)	which is issued, redeemed or converted during any Dividend Period;

(2)	where the assets of the Corporation are distributed to the holders of the Series A Shares pursuant to subsection I.1(i) with an effective date during any Dividend Period; or

(3)
in any other circumstance where the number of days in a Dividend Period that such share has been outstanding is less than a full Dividend Period (other than the period referred to in subsection I.1(a)(iii)(A)), equal to the amount obtained when the amount of the Quarterly Dividend payable in respect of the applicable full Dividend Period is multiplied by a fraction, the numerator of which is the number of calendar days in such Dividend Period that such share has been outstanding (excluding the date of redemption or conversion, the effective date for the distribution of assets or the last day of the applicable shorter period, as applicable) and the denominator of which is the number of calendar days in such Dividend Period.

(iv)
Payment Procedure. The Corporation shall pay the dividends declared on the Series A Shares on the relevant Dividend Payment Date (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by cheque(s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series A Shares (in the manner provided for in subsection I.1(f)(i)) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted or withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

(v)
Cumulative Payment of Dividends. If on any Dividend Payment Date, the Quarterly Dividends payable in respect of the Dividend Period ending in the calendar month in which such Dividend Payment Date occurs are not paid in full on all of the Series A Shares then outstanding, such Quarterly Dividends, or the unpaid part thereof, shall be paid (less any tax required to be deducted or withheld by the Corporation) on a subsequent date or dates determined by the Board on which the Corporation shall have sufficient monies properly applicable to the payment of such Quarterly Dividends. The holder of Series A Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

(vi)	Priority. The Series A Shares rank senior to the Common Shares and rank on a parity with every other series of Preferred Shares as to dividends.

(b)	Redemption, Conversion and Purchase

(i)	General. To the extent permitted by applicable law, the Series A Shares may be redeemed, converted or purchased by the Corporation as provided in this subsection I.1 (b) but not otherwise.

(ii)
Corporation’s Redemption Rights. The Series A Shares shall not be redeemable by the Corporation prior to December 31, 2018. On any Series A Conversion Date, the Corporation may redeem all or any number of the outstanding Series A Shares, at its option, by the payment in cash of $25.00 per share so redeemed together with all accrued and unpaid dividends thereon up to, but excluding, the date fixed for redemption (less any tax required to be deducted or withheld by the Corporation) (the “Redemption Price”). Where applicable, if less than all of the outstanding Series A Shares are at any time to be redeemed, the particular shares to be redeemed shall be selected on a pro rata basis (disregarding fractions) or, with the consent of any applicable stock exchange, in such other manner as the Board may in its sole discretion determine by resolution.

(iii)
Notice of Redemption. Notice of any redemption of Series A Shares pursuant to subsection I.1(b)(ii) shall be given to each holder of Series A Shares to be redeemed by the Corporation at least 30 and not more than 60 days prior to the date fixed for redemption. Any notice of redemption of Series A Shares by the Corporation shall be validly and effectively given on the date on which it is sent to each holder of Series A Shares to be redeemed in the manner provided for in subsection I.1(f)(i). Such notice shall set out:

(A)	the date (the “Redemption Date”) on which the redemption is to take place;

(B)	unless all the Series A Shares held by the holder to whom it is addressed are to be redeemed, the number of Series A Shares so held which are to be redeemed; and

(C)	the Redemption Price.

(iv)
Payment of Redemption Price. The Corporation shall on the Redemption Date pay or cause to be paid to the holders of the Series A Shares so called for redemption the Redemption Price therefor on presentation and delivery at the principal transfer office of the Transfer Agent in the city of Toronto or such other place or places in Canada designated in the notice of redemption, of the certificate or certificates representing the Series A Shares so called for redemption. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Redemption Price and such electronic transfer of funds or the delivery or mailing of such cheque (in the manner provided for in subsection I.1(f)(i)) shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the holders of Series A Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted or withheld by the Corporation as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. From and after the Redemption Date, the holders of Series A Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series A Shares in respect of such shares except the right to receive the Redemption Price, provided that if payment of such Redemption Price is not duly made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired. If less than all the Series A Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without cost to the holder. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

(v)
Deposit of Redemption Price. The Corporation shall have the right, at any time after mailing a notice of redemption, to deposit the aggregate Redemption Price for the Series A Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank or trust company named in the notice of redemption in trust for the holders of such shares, and upon such deposit being made or upon the Redemption Date, whichever is the later, the Series A Shares in respect of which such deposit shall have been made shall be deemed to be redeemed on the Redemption Date and the rights of each holder thereof shall be limited to receiving, without interest, the holder’s proportionate part (after taking into account any amounts required to be deducted or withheld on account of tax in respect of such holder) of the Redemption Price so deposited upon presentation and surrender of the certificate or certificates representing the Series A Shares so redeemed. Any interest on any such deposit shall belong to the Corporation. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

(vi)
Declaration of Dividends in Respect of Shares to be Redeemed. If a dividend is declared by the Board in respect of any Dividend Period during which the Series A Shares are redeemed, notwithstanding the provisions of subsection I.1(a)(iv), no electronic funds transfer or cheque shall be made or issued in payment of such dividend; rather, the amount of such dividend declared shall be considered to be an accrued and unpaid dividend for purposes of subsection I.1(b)(ii).

(vii)
Conversion at the Option of the Holder. Subject to the second paragraph of subsection I.1(b)(viii), subsection I.1 (b)(ix) and subsection I.1(b)(x), each holder of Series A Shares shall have the right, at its option, on any Series A Conversion Date, to convert all or any part of its Series A Shares registered in its name into Cumulative Floating Rate Preferred Shares, Series B (the “Series B Shares”) on the basis of one Series B Share for each Series A Share converted. Such right may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to, and not later than 5:00 p.m. (Toronto time) on the 15th day preceding, the applicable Series A Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places designated by the Corporation. On any conversion of Series A Shares into Series B Shares, the certificates representing the Series B Shares resulting from the conversion of Series A Shares to which such holder is entitled shall be issued in the name of the holder of the Series A Shares converted or in such name or names as such holder may direct in writing; provided that such holder shall pay any applicable security transfer taxes. Any Election Notice shall be accompanied by (1) payment or evidence of payment of the tax (if any) payable; and (2) the certificate or certificates representing the Series A Shares in respect of which the holder thereof desires to convert into Series B Shares with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing, in which Election Notice such holder may elect to convert part only of the Series A Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such holder, at the expense of the Corporation, a new certificate representing the Series A Shares represented by such certificate or certificates that have not been converted. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series A Conversion Date, so that the rights of the holder of such Series A Shares as the holder thereof shall cease at such time and the person or persons entitled to receive the Series B Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series B Shares at such time. An Election Notice is irrevocable once received by the Corporation. If the Corporation does not receive an Election Notice within the specified time, the Series A Shares shall be deemed not to have been converted (subject to subsection I.1(b)(ix)).

(viii)
Notice of Conversion Rate and Dividend Rates and Election Notice. The Corporation shall, at least 30 days and not more than 60 days prior to each Series A Conversion Date, provide notice in writing to the then registered holders of the Series A Shares of the Series A Conversion Date and a form of Election Notice as specified by the Corporation. On the 30th day prior to each Series A Conversion Date, the Corporation shall give notice in writing to the registered holders of the Series A Shares of the Annual Fixed Dividend Rate for the next Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate for the next Quarterly Floating Rate Period (as these terms are defined in the Series B Share Provisions).

If the Corporation gives notice pursuant to subsection I.1 (b)(iii) to the registered holders of the Series A Shares of the redemption of all Series A Shares pursuant to subsection I.1(b)(ii), it shall not be required to give notice to the holders of the Series A Shares of any dividend rates or of the conversion right of holders of Series A Shares and the right of holders of Series A Shares to convert such shares pursuant to subsection I.1(b)(vii) shall terminate.

(ix)
Automatic Conversion. If the Corporation determines that there would remain outstanding on a Series A Conversion Date less than 1,000,000 Series A Shares, after having taken into account all Election Notices in respect of Series A Shares duly tendered for conversion into Series B Shares and all Election Notices in respect of Series B Shares duly tendered for conversion into Series A Shares in accordance with the Series B Share Provisions, in each case received by the Corporation during the time fixed therefor, then, all, but not part, of the remaining outstanding Series A Shares will automatically be converted into Series B Shares on the basis of one Series B Share for each Series A Share on the applicable Series A Conversion Date. The Corporation shall give notice in writing of the automatic conversion thereof to all holders of the Series A Shares at least seven days prior to the applicable Series A Conversion Date.

(x)
Restrictions on Conversion. The holders of Series A Shares shall not be entitled to convert their shares into Series B Shares if the Corporation determines that there would remain outstanding on a Series A Conversion Date less than 1,000,000 Series B Shares after having taken into account all Election Notices in respect of Series A Shares duly tendered for conversion into Series B Shares and all Election Notices in respect of Series B Shares duly tendered for conversion into Series A Shares in accordance with the Series B Share Provisions, in each case received by the Corporation during the time fixed therefor. The Corporation shall give notice in writing of the inability to convert Series A Shares to all holders of the Series A Shares at least seven days prior to the applicable Series A Conversion Date.

(xi)
Non-Residents. The Corporation is not required to (but may at its option) issue Series B Shares upon the conversion of Series A Shares into Series B Shares to any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require the Corporation to take any action to comply with the securities laws or analogous laws of such jurisdiction.

(xii)
Purchase for Cancellation. Subject to applicable laws, the Corporation may, at any time, purchase for cancellation (if obtainable), out of capital or otherwise, the whole or any part of the Series A Shares outstanding from time to time at any price by tender to all holders of record of Series A Shares or through the facilities of any stock exchange on which the Series A Shares are listed, or in any other manner, provided that in the case of a purchase in any other manner the price for such Series A Shares so purchased for cancellation shall not exceed the highest price offered for a board lot of the Series A Shares on any stock exchange on which such shares are listed on the date of purchase for cancellation, plus the costs of purchase. If upon any tender to holders of Series A Shares under the provisions of this subsection l.1(b)(xii), more shares are offered than the Corporation is prepared to purchase, the shares so offered will be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Series A Shares so offered by each of the holders of Series A Shares who offered shares to such tender. From and after the date of purchase of any Series A Shares under the provisions of this subsection l.1(b)(xii), the shares so purchased shall be cancelled.

(xiii)
Conversion – General. On the conversion of a Series A Share to a Series B Share pursuant to the terms of these Series A Share Provisions, each such Series A Share shall become an issued Series B Share and the number of unissued Series A Shares shall be increased by the number of Series A Shares that became Series B Shares.

(c)	Voting Rights

(i)
Voting Rights – General. Except as otherwise required by law or in the conditions attaching to the Preferred Shares as a class, the holders of Series A Shares shall not be entitled to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation, unless and until the Corporation shall have failed to pay eight Quarterly Dividends on the Series A Shares in accordance with the terms hereof, whether or not consecutive and whether or not such dividends were declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the holders of the Series A Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than a separate meeting of the holders of another series or class of shares), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all of the voting shares of the Corporation on the basis of one vote in respect of each Series A Share held by each such holder, until all such arrears of such dividends shall have been paid, whereupon such rights shall cease unless and until the Corporation shall again fail to pay eight Quarterly Dividends on the Series A Shares in accordance with the terms hereof, whether or not consecutive and whether or not such dividends were declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends, in which event such voting rights shall become effective again and so on from time to time.

(d)	Issue Price

The consideration for which each Series A Share shall be issued is $25.00 and, upon payment of such consideration, each such share shall be issued as fully paid and nonassessable.

In the event of a conversion of a Series B Share into a Series A Share, the amount to be deducted from the stated capital account maintained for the Series B Shares and added to the stated capital account maintained for the Series A Shares will be $25.00 per share so converted.

(e)	Election under the Income Tax Act (Canada)

The Corporation shall elect in the manner and within the time provided under the Income Tax Act (Canada) (the “Tax Act”), under Subsection 191.2(1) of Part VI.1 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay or cause payment of tax under Part VI.1 of the Tax Act at a rate such that the corporate holders will not be required to pay tax on dividends received on the Series A Shares under Section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect.

(f)	Notice and Interpretation

(i)
Notices. Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series A Shares at their respective addresses appearing on the records of the Corporation maintained by the Corporation or the Transfer Agent, or, in the case of joint holders, to the address of the holder whose name appears first on the records of the Corporation maintained by the Corporation or the Transfer Agent as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series A Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders. If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series A Shares pursuant to this subsection is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

If the Board determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(A)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(B)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Toronto, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (A) above, provided that as soon as the Board determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

(ii)
Interpretation. If any day on which any dividend on the Series A Shares is payable, on which any Redemption Date or any Series A Conversion Date shall occur, or on or by which any other action is required or permitted to be taken hereunder is not a Business Day, then such dividend shall be payable, such Redemption Date or Series A Conversion Date shall occur or such other action shall be required or permitted to be taken on the immediately following day that is a Business Day.

If a holder of Series A Shares is entitled to a cheque and such cheque is not received by the holder, or if the cheque is lost or destroyed, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity satisfactory to the Corporation, acting reasonably, will issue to the holder of the Series A Shares a replacement cheque for the amount of the original cheque.

The Corporation will be entitled to deduct or withhold from any amount payable to a holder of Series A Shares under these Series A Share provisions any amount required by law to be deducted or withheld from that payment.

Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute that may be enacted in substitution of that statute.

All references herein to a holder of Series A Shares shall be interpreted as referring to a registered holder of the Series A Shares.

For the purposes hereof:

(A)
“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the annual rate (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.94%;

(B)
“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>“ on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service or if such service is no longer available, a successor service as determined by the Corporation) for purposes of displaying Government of Canada Yields;

(C)	“Business Day” means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office;

(D)	“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period;

(E)
“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years;

(F)
“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(G)	“Initial Fixed Rate Period” means the period from and including the date of the initial issue of the Series A Shares to, but excluding, December 31, 2018;

(H)	“Quarter End Date” has the meaning given to it in subsection l.1(a)(i);

(I)
“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, upon a return of capital or upon any other distribution of the assets of the Corporation among its shareholders for the purpose of winding- up its affairs;

(J)	“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation;

(K)	“Series A Conversion Date” means December 31, 2018 and December 31 (or, if such date is not a Business Day, the immediately following Business Day) of every fifth year thereafter;

(L)	“Series A Share Provisions” means the designation, rights, privileges, restrictions and conditions of the Series A Shares;

(M)	“Series B Share Provisions” means the designation, rights, privileges, restrictions and conditions of the Series B Shares;

(N)
“Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period from and including December 31, 2018 to, but excluding, December 31, 2023 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period to, but excluding, December 31 in the fifth year thereafter; and

(O)
“Transfer Agent” means CIBC Mellon Trust Company at its principal transfer office in Toronto, Ontario, its successors and assigns, or such other person as from time to time may be appointed as the registrar and transfer agent for the Series A Shares.

(g)	Modification

Subject to subsection l.1(b)(ii), the designation, rights, privileges, restrictions and conditions attaching to the Series A Shares as a series may be repealed, deleted, varied, modified, amended or amplified from time to time only with the approval of the holders of the Series A Shares given in accordance with the Canada Business Corporations Act (the “CBCA”) and subsection 1.1(h) and with any required approvals of any stock exchanges on which the Series A Shares may be listed.

(h)	Approval of Holders of Series A Shares

(i)
Approval of Holders of Series A Shares. Except as otherwise provided herein, any approval of the holders of the Series A Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of at least two- thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holders of 10% of the outstanding Series A Shares are present in person or represented by proxy. If at any such meeting the holder(s) of 10% of the outstanding Series A Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting the holders(s) of Series A Shares present in person or represented by proxy shall form the necessary quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of at least two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series A Shares. At any meeting of holders of Series A Shares as a series, each such holder shall be entitled to one vote in respect of each share held.

(ii)
Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series A Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of Series A Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series A Share held.

(i)	Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series A Shares, the holders of the Series A Shares shall rank (a) on a parity with the Preferred Shares of every other series and (b) senior to the Common Shares and the shares of any other class ranking junior to the Preferred Shares. The Series A Shares shall be entitled to receive an amount equal to $25.00 per Series A Share, together with an amount equal to all accrued and unpaid dividends up to but excluding the date fixed for payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the holders of any shares of the Corporation ranking junior as to capital to the Series A Shares. Upon payment to the holders of the Series A Shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

(j)	Withholding Taxes

(i)
Withholding Taxes. For greater certainty, and notwithstanding any other provision of this Section I.1, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted or withheld on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series A Shares, including on the redemption, cancellation or conversion of the Series A Shares. To the extent that any amounts are deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of which such deduction or withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of all or any number of Series B Shares otherwise deliverable to a holder of Series A Shares on the conversion of such Series A Shares in order to meet any applicable tax deduction or withholding tax requirements.

(ii)	Transfer Taxes. For greater certainty, and notwithstanding any other provision of this Section I.1, the Corporation shall not be required to pay any tax which may be:

(A)	imposed upon the person or persons to whom Series B Shares are issued,

(B)	payable in respect of the issuance of such Series B Shares or a certificate therefor, or

(C)	payable in respect of any transfer involved in the issuance and delivery of any certificate in the name or names other than that of the holder of the Series A Shares,

in connection with the conversion of Series A Shares into Series B Shares. The Corporation may refuse to issue any Series B Share or deliver any such Series B Share certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or is otherwise not required to be paid in the circumstances

II.1	CUMULATIVE FLOATING RATE PREFERRED SHARES, SERIES B

The second series of preferred shares shall consist of up to 4,800,000 shares, which shares shall be designated as Cumulative Floating Rate Preferred Shares, Series B (the “Series B Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the preferred shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Dividends

(i)
Dividend Payment Dates. The dividend payment dates (the “Dividend Payment Dates”) in respect of the dividends payable on the Series B Shares shall be the last day (or if such day is not a Business Day, the immediately following Business Day) of each of the months of March, June, September and December in each year.

(ii)
Payment of Dividends. The holders of Series B Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the board of directors of the Corporation (the “Board”), out of moneys of the Corporation properly applicable to the payment of dividends, quarterly floating rate, cumulative, preferential cash dividends in respect of each Quarterly Floating Rate Period in an amount per Series B Share determined by multiplying the applicable Floating Quarterly Dividend Rate by $25.00 (“Quarterly Dividends”).

The Corporation shall determine the Floating Quarterly Dividend Rate for each Quarterly Floating Rate Period on the relevant Floating Rate Calculation Date. Such determination shall be, in the absence of manifest error, final and binding on the Corporation and all holders of Series B Shares. The Corporation shall, on the relevant Floating Rate Calculation Date, give written notice of the Floating Quarterly Dividend Rate for the ensuing Quarterly Floating Rate Period to the registered holders of outstanding Series B Shares in accordance with the provisions of subsection II.1(f)(i).

Dividends on the Series B Shares shall accrue daily from and including the date of issue of such shares.

(iii)
Dividend for Other than a Full Quarterly Floating Rate Period. The holders of Series B Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board out of moneys of the Corporation properly applicable to the payment of dividends, cumulative, preferential cash dividends for any period which is less than a full Quarterly Floating Rate Period, in an amount per share with respect to any Series B Share:

(A)	which is issued, redeemed or converted during any Quarterly Floating Rate Period;

(B)	where the assets of the Corporation are distributed to the holders of the Series B Shares pursuant to subsection II.1(i) with an effective date during any Quarterly Floating Rate Period; or

(C)	in any other circumstance where the number of days in a Quarterly Floating Rate Period that such share has been outstanding is less than a full Quarterly Floating Rate Period;

equal to the amount (rounded to five decimal places) obtained when the amount of the Quarterly Dividend payable in respect of the applicable full Quarterly Floating Rate Period is multiplied by a fraction, the numerator of which is the number of calendar days in such Quarterly Floating Rate Period that such share has been outstanding (excluding the date of redemption or conversion, the effective date for the distribution of assets or the last day of the applicable shorter period, as applicable) and the denominator of which is the number of calendar days in such Quarterly Floating Rate Period.

(iv)
Payment Procedure. The Corporation shall pay the dividends declared on the Series B Shares on the relevant Dividend Payment Date (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by cheque(s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series B Shares (in the manner provided for in subsection II.1(f)(i)) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted or withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

(v)
Cumulative Payment of Dividends. If on any Dividend Payment Date, the Quarterly Dividends payable in respect of the Dividend Period ending in the calendar month in which such Dividend Payment Date occurs are not paid in full on all of the Series B Shares then outstanding, such Quarterly Dividends, or the unpaid part thereof, shall be paid (less any tax required to be deducted or withheld by the Corporation) on a subsequent date or dates determined by the Board on which the Corporation shall have sufficient monies properly applicable to the payment of such Quarterly Dividends. The holder of Series B Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

(vi)	Priority. The Series B Shares rank senior to the Common Shares and rank on a parity with every other series of Preferred Shares as to dividends.

(b)	Redemption, Conversion and Purchase

(i)	General. To the extent permitted by applicable law, the Series B Shares may be redeemed, convened or purchased by the Corporation as provided in this subsection II.1(b) but not otherwise.

(ii)
Corporation’s Redemption Rights. The Series B Shares shall not be redeemable by the Corporation on or prior to December 31, 2018. On any Series B Conversion Date, the Corporation may redeem all or any number of the outstanding Series B Shares, at its option, by the payment in cash of $25.00 per share so redeemed together with all accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption (less any tax required to be deducted or withheld by the Corporation) (the “Conversion Date Redemption Price”).

On any date after December 31, 2018 that is not a Series B Conversion Date, the Corporation may redeem all or any number of the outstanding Series B Shares, at its option, by payment in cash of $25.50 per share so redeemed together with all accrued and unpaid dividends thereon up to, but excluding, the date fixed for redemption (less any tax required to be deducted or withheld by the Corporation) (the “Non-Conversion Date Redemption Price”).

Where applicable, if less than all of the then outstanding Series B Shares are at any time to be redeemed, the particular shares to be redeemed shall be selected on a pro rata basis (disregarding fractions) or, with the consent of any applicable stock exchange, in such other manner as the Board may in its sole discretion determine by resolution.

(iii)
Notice of Redemption. Notice of any redemption of Series B Shares pursuant to subsection II.1(b)(ii) shall be given to each holder of Series B Shares to be redeemed by the Corporation at least 30 and not more than 60 days prior to the date fixed for redemption. Any notice of redemption of Series B Shares by the Corporation shall be validly and effectively given on the date on which it is sent to each holder of Series B Shares to be redeemed in the manner provided for in subsection II.1(f)(i). Such notice shall set out:

(A)	the date (the “Redemption Date”) on which the redemption is to take place;

(B)	unless all the Series B Shares held by the holder to whom it is addressed are to be redeemed, the number of Series B Shares so held which are to be redeemed; and

(C)	the Conversion Date Redemption Price or the Non-Conversion Date Redemption Price, as applicable (such applicable redemption price referred to hereinafter as the “Redemption Price”).

(iv)
Payment of Redemption Price. The Corporation shall on the Redemption Date pay or cause to be paid to the holders of the Series B Shares so called for redemption the Redemption Price therefor on presentation and delivery at the principal transfer office of the Transfer Agent in the city of Toronto or such other place or places in Canada designated in the notice of redemption, of the certificate or certificates representing the Series B Shares so called for redemption. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Redemption Price and such electronic transfer of funds or the delivery or mailing of such cheque (in the manner provided for in subsection II.1 (f)(i)) shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the holders of Series B Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted or withheld by the Corporation as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. From and after the Redemption Date, the holders of Series B Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series B Shares in respect of such shares except the right to receive the Redemption Price, provided that if payment of such Redemption Price is not duly made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired. If less than all the Series B Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without cost to the holder. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

(v)
Deposit of Redemption Price. The Corporation shall have the right, at any time after mailing a notice of redemption, to deposit the aggregate Redemption Price for the Series B Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank or trust company named in the notice of redemption in trust for the holders of such shares, and upon such deposit being made or upon the Redemption Date, whichever is the later, the Series B Shares in respect of which such deposit shall have been made shall be deemed to be redeemed on the Redemption Date and the rights of each holder thereof shall be limited to receiving, without interest, the holder’s proportionate part (after taking into account any amounts required to be deducted or withheld on account of tax in respect of such holder) of the Redemption Price so deposited upon presentation and surrender of the certificate or certificates representing the Series B Shares so redeemed. Any interest on any such deposit shall belong to the Corporation. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

(vi)
Declaration of Dividends in Respect of Shares to be Redeemed. If a dividend is declared by the Board in respect of any Quarterly Floating Rate Period during which the Series B Shares are redeemed, notwithstanding the provisions of subsection II.1(a)(iv), no electronic funds transfer or cheque shall be made or issued in payment of such dividend; rather, the amount of such dividend declared shall be considered to be an accrued and unpaid dividend for purposes of subsection II.1(b)(ii).

(vii)
Conversion at the Option of the Holder. Subject to second paragraph of subsection II.1(b)(viii), subsection II.1(b)(ix) and subsection II.1(b)(x), each holder of  Series B Shares shall have the right, at its option, on any Series B Conversion Date, to convert all or any part of its Series B Shares registered in its name into Cumulative Rate Reset Preferred Shares, Series A (the “Series A Shares”) on the basis of one Series A Share for each Series B Share converted. Such right may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to and not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series B Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places designated by the Corporation. On any conversion of Series B Shares into Series A Shares, the certificates representing the Series A Shares resulting from the conversion of Series B Shares to which such holder is entitled shall be issued in the name of the holder of the Series B Shares converted or in such name or names as such holder may direct in writing; provided that such holder shall pay any applicable security transfer taxes. Any Election Notice shall be accompanied by (1) payment or evidence of payment of the tax (if any) payable; and (2) the certificate or certificates representing the Series B Shares in respect of which the holder thereof desires to convert into Series A Shares with the transfer form on the back thereof or other appropriate stock transfer power of attorney duty endorsed by the holder, or his or her attorney duly authorized in writing, in which Election Notice such holder may elect to convert part only of the Series B Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such holder, at the expense of the Corporation, a new certificate representing the Series B Shares represented by such certificate or certificates that have not been converted. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series B Conversion Date, so that the rights of the holder of such Series B Shares as the holder thereof shall cease at such time and the person or persons entitled to receive the Series A Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series A Shares at such time. An Election Notice is irrevocable once received by the Corporation. If the Corporation does not receive an Election Notice within the specified time, the Series B Shares shall be deemed not to have been converted (subject to subsection II.1(b)(ix)).

(viii)
Notice of Conversion Date and Dividend Rates and Election Notice. The Corporation shall, at least 30 days and not more than 60 days prior to each Series B Conversion Date, provide notice in writing to the then registered holders of the Series B Shares of the Series B Conversion Date and a form of Election Notice as specified by the Corporation. On the 30th day prior to each Series B Conversion Date, the Corporation shall give notice in writing to the registered holders of the Series B Shares of the Floating Quarterly Dividend Rate for the next Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series A Shares for the next Subsequent Fixed Rate Period (as such terms are defined in the Series A Share Provisions).

If the Corporation gives notice pursuant to subsection II.1(b)(iii) to the registered holders of the Series B Shares of the redemption of all Series B Shares pursuant to subsection II.1(b)(ii), it shall not be required to give notice to the holders of the Series B Shares of any dividend rates or of the conversion right of holders of Series B Shares and the right of holders of Series B Shares to convert such shares pursuant to subsection II.1(b)(vii) shall terminate.

(ix)
Automatic Conversion. If the Corporation determines that there would remain outstanding on a Series B Conversion Date less than 1,000,000 Series B Shares, after having taken into account all Election Notices in respect of Series B Shares duly tendered for conversion into Series A Shares and all Election Notices in respect of Series A Shares duly tendered for conversion into Series B Shares in accordance with the Series A Share Provisions, in each case received by the Corporation during the time fixed therefor then, all, but not part, of the remaining outstanding Series B Shares will automatically be converted into Series A Shares on the basis of one Series A Share for each Series B Share on the applicable Series B Conversion Date. The Corporation shall give notice in writing of the automatic conversion thereof to all holders of the Series B Shares at least seven days prior to the applicable Series B Conversion Date.

(x)
Restrictions on Conversion. The holders of Series B Shares shall not be entitled to convert their shares into Series A Shares if the Corporation determines that there would remain outstanding on a Series B Conversion Date less than 1,000,000 Series A Shares after having taken into account all Election Notices in respect of Series B Shares duly tendered for conversion into Series A Shares and all Election Notices in respect of Series A Shares duly tendered for conversion into Series B Shares in accordance with the Series A Share Provisions, in each case received by the Corporation during the time fixed therefor. The Corporation shall give notice in writing of the inability to convert Series B Shares to all holders of the Series B Shares at least seven days prior to the applicable Series B Conversion Date.

(xi)
Non-Residents. The Corporation is not required to (but may at its option) issue Series A Shares upon the conversion of Series B Shares into Series A Shares to any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require the Corporation to take any action to comply with the securities laws or analogous laws of such jurisdiction.

(xii)
Purchase for Cancellation. Subject to applicable laws, the Corporation may, at any time, purchase for cancellation (if obtainable), out of capital or otherwise, the whole or any part of the Series B Shares outstanding from time to time at any price by tender to all holders of record of Series B Shares or through the facilities of any stock exchange on which the Series B Shares are listed, or in any other manner, provided that in the case of a purchase in any other manner the price for such Series B Shares so purchased for cancellation shall not exceed the highest price offered for a board lot of the Series B Shares on any stock exchange on which such shares are listed on the date of purchase for cancellation, plus the costs of purchase. If upon any tender to holders of Series B Shares under the provisions of this subsection II.1(b)(xii), more shares are offered than the Corporation is prepared to purchase, the shares so offered will be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Series B Shares so offered by each of the holders of Series B Shares who offered shares to such tender. From and after the date of purchase of any Series B Shares under the provisions of this subsection II.1(b)(xii), the shares so purchased shall be cancelled.

(xiii)
Conversion — General. On the conversion of a Series B Share to a Series A Share pursuant to the terms of these Series B Share Provisions, each such Series B Share shall become an issued Series A Share and the number of unissued Series B Shares shall be increased by the number of Series B Shares that became Series A Shares.

(c)	Voting Rights

(i)
Voting Rights – General. Except as otherwise required by law or in the conditions attaching to the Preferred Shares as a class, the holders of Series B Shares shall not be entitled to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation, unless and until the Corporation shall have failed to pay eight Quarterly Dividends on the Series B Shares in accordance with the terms hereof, whether or not consecutive and whether or not such dividends were declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends.

In the event of such non-payment, and for only so long as any such dividends remain in arrears, the holders of the Series B Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than a separate meeting of the holders of another series or class of shares), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all of the voting shares of the Corporation on the basis of one vote in respect of each Series B Share held by each such holder, until all such arrears of such dividends shall have been paid, whereupon such rights shall cease unless and until the Corporation shall again fail to pay eight Quarterly Dividends on the Series B Shares in accordance with the terms hereof, whether or not consecutive and whether or not such dividends were declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends, in which event such voting rights shall become effective again and so on from time to time.

(d)	Issue Price

The Series B Shares will only be issuable upon conversion of Series A Shares and will have an ascribed issue price of $25.00 per share.

In the event of a conversion of a Series A Share to a Series B Share the amount to be deducted from the stated capital account maintained for the Series A Shares and added to the stated capital account maintained for the Series B Shares will be $25.00 per share so converted.

(e)	Election Under the Income Tax Act

The Corporation shall elect in the manner and within the time provided under the Tax Act, under Subsection 191.2(1) of Part VI.1 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay or cause payment of tax under Part VI.1 of the Tax Act at a rate such that the corporate holders will not be required to pay tax on dividends received on the Series B Shares under Section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect.

(f)	Notice and Interpretation

(i)
Notices. Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series B Shares at their respective addresses appearing on the records of the Corporation maintained by the Corporation or the Transfer Agent, or, in the case of joint holders, to the address of the holder whose name appears first on the records of the Corporation maintained by the Corporation or the Transfer Agent as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series B Shares shall not affect the validity of the notices, invitations tor tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series B Shares pursuant to this subsection is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

If the Board determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(A)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(B)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Toronto, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (A) above, provided that as soon as the Board determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

(ii)
Interpretation. If any day on which any dividend on the Series B Shares is payable, on which any Redemption Date or any Series B Conversion Date shall occur, or on or by which any other action is required or permitted to be taken hereunder is not a Business Day, then such dividend shall be payable, such Redemption Date or Series B Conversion Date shall occur or such other action shall be required or permitted to be taken on the immediately following day that is a Business Day.

If a holder of Series B Shares is entitled to a cheque and such cheque is not received by the holder, or if the cheque is lost or destroyed, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity satisfactory to the Corporation, acting reasonably, will issue to the holder of the Series B Shares a replacement cheque for the amount of the original cheque.

The Corporation will be entitled to deduct or withhold from any amount payable to a holder of Series B Shares under these Series B Share provisions any amount required by law to be deducted or withheld from that payment.

Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute that may be enacted in substitution of that statute.

All references herein to a holder of Series B Shares shall be interpreted as referring to a registered holder of the Series B Shares.

For the purposes hereof:

(A)	“Business Day” means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office;

(B)
“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005%) being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.94% per annum (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365);

(C)	“Floating Rate Calculation Date” means for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period;

(D)
“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(E)	“Quarterly Commencement Date” means the last day of each of March, June, September and December in each year, commencing on December 31, 2018;

(F)
“Quarterly Floating Rate Period” means the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to, but excluding, the next succeeding Quarterly Commencement Date;

(G)
“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, upon a return of capital or upon any other distribution of the assets of the Corporation among its shareholders for the purpose of winding- up its affairs;

(H)	“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation;

(I)	“Series A Share Provisions” means the designation, rights, privileges, restrictions and conditions of the Series A Shares;

(J)	“Series B Conversion Date” means December 31, 2023 and December 31 (or, if such date is not a Business Day, the immediately following Business Day) of every fifth year thereafter;

(K)	“Series B Share Provisions” means the designation, rights, privileges, restrictions and conditions of the Series B Shares;

(L)
“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on 90-day Government of Canada Treasury Bills, using the 3-month average results, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date (with auction results being posted on Reuters page BOCBILL or such other page as may replace such page on that service or if such service is no longer available, a successor service as determined by the Corporation); and

(M)
“Transfer Agent” means CIBC Mellon Trust Company at its principal transfer office in Toronto, Ontario, its successors and assigns, or such other person as from time to time may be appointed as the registrar and transfer agent for the Series B Shares.

(g)	Modification

Subject to subsection ll.1(b)(ii), the designation, rights, privileges, restrictions and conditions attaching to the Series B Shares as a series may be repealed, deleted, varied, modified, amended or amplified from time to time only with the approval of the holders of the Series B Shares given in accordance with the CBCA and subsection 11.1(h) and with any required approvals of any stock exchanges on which the Series B Shares may be listed.

(h)	Approval of Holders of Series B Shares

(i)
Approval of Holders of Series B Shares. Except as otherwise provided herein, any approval of the holders of the Series B Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of at least two-thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holders of 10% of the outstanding Series B Shares are present in person or represented by proxy. If at any such meeting the holder(s) of 10% of the outstanding Series B Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting the holders(s) of Series B Shares present in person or represented by proxy shall form the necessary quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of at least two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series B Shares. At any meeting of holders of Series B Shares as a series, each such holder shall be entitled to one vote in respect of each share held.

(ii)
Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series B Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of Series B Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series B Share held.

(i)	Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series B Shares, the holders of the Series B Shares shall rank (a) on a parity with the Preferred Shares of every other series and (b) senior to the Common Shares and the shares of any other class ranking junior to the Preferred Shares. The Series B Shares shall be entitled to receive an amount equal to $25.00 per Series B Share, together with an amount equal to all accrued and unpaid dividends up to but excluding the date fixed for payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the holders of any shares of the Corporation ranking junior as to capital to the Series B Shares. Upon payment to the holders of the Series B Shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

(j)	Withholding Taxes

(i)
Withholding Taxes. For greater certainty, and notwithstanding any other provision of this Section II.1, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted or withheld on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series B Shares, including on the redemption, cancellation or conversion of the Series B Shares. To the extent that any amounts are deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of which such deduction or withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of all or any number of Series A Shares otherwise deliverable to a holder of Series B Shares on the conversion of such Series B Shares in order to meet any tax deduction or withholding tax requirements.

(ii)	Transfer Taxes. For greater certainty, and notwithstanding any other provision of this Section II.1, the Corporation shall not be required to pay any tax which may be:

(A)	imposed upon the person or persons to whom Series A Shares are issued,

(B)	payable in respect of the issuance of such Series A Shares or a certificate therefor, or

(C)	payable in respect of any transfer involved in the issuance and delivery of any certificate in the name or names other than that of the holder of the Series B Shares,

in connection with the conversion of Series B Shares into Series A Shares. The Corporation may refuse to issue any Series A Shares or deliver any such Series A Share certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or is otherwise not required to be paid in the circumstances.

Industry Canada | Industrie Canada

Corporations Canada
9th floor
Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage
Tour Jean Edmonds sud
365, avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

October 27, 2009 / le 27 octobre 2009

Your file - Votre référence

JAMES MILLER
TORYS LLP
79 WELLINGTON ST. W.
SUITE 3000 BOX 270, TD CENTRE
TORONTO ONTARIO
M5K 1N2

Our file - Notre référence
236237-6

Re - Objet
Hydrogenics Corporation -
Corporation Hydrogénique

Enclosed herewith is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the *Canada Corporations Bulletin* . A notice of issuance of CCA documents will be published in the *Canada Corporations Bulletin* and the *Canada Gazette.*

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Vous trouverez ci-inclus le document émis dans l'affaire précitée.

Un avis de l'émission de documents en vertu de la LCSA sera publié dans le *Bulletin des sociétés canadiennes* . Un avis de l'émission de documents en vertu de la LCC sera publié dans le *Bulletin des sociétés canadiennes* et dans la *Gazette du Canada* .

S'IL EST QUESTION D'UNE DÉNOMINATION SOCIALE OU D'UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ :

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l'obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu'il y a une probabilité de confusion. L'utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise.

Christopher Burrell

For the Director General, Corporations Canada

pour le Directeur général, Corporations Canada

Canada

Industry Canada Industrie Canada

Certificate of Arrangement | **Certificat d'arrangement**

Canada Business Corporations Act | **Loi canadienne sur les sociétés par actions**

Hydrogenics Corporation -

Corporation Hydrogénique

Name of CBCA corporation(s) involved - Dénomination(s) de la (des) société(s) L.C.S.A. concernée(s)

236237-6

Corporation number - Numéro de la société

I hereby certify that the arrangement set out in the attached articles of arrangement, involving the above-referenced corporation(s), has been effected under section 192 of the *Canada Business Corporations Act*.

Je certifie que l'arrangement mentionné dans les clauses d'arrangement annexées, concernant la (les) société(s) susmentionnée(s), a pris effet en vertu de l'article 192 de la *Loi canadienne sur les sociétés par actions*.

Richard G. Shaw
Director - Directeur

October 27, 2009 / le 27 octobre 2009

Date of Arrangement - Date de l'arrangement

Canada

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

# FORM 14.1 ARTICLES OF ARRANGEMENT (SECTION 192)

# FORMULAIRE 14.1 CLAUSES D'ARRANGEMENT (ARTICLE 192)

| | |
|---|---|
| 1 -- Name of the applicant corporation(s) - Dénomination sociale de la(des) requérante(s)<br>HYDROGENICS CORPORATION-CORPORATION HYDROGÉNIQUE | 2 -- Corporation No.(s) - N°(s) de la(des) société(s)<br>2362376 |
| 3 -- Name of the corporation(s) the articles of which are amended, if applicable<br>Dénomination sociale de la(des) société(s) dont les statuts sont modifiés, le cas échéant<br>The annexed Schedule A is incorporated in this form | 4 -- Corporation No.(s) - N°(s) de la(des) société(s) |
| 5 -- Name of the corporation(s) created by amalgamation, if applicable<br>Dénomination sociale de la(des) société(s) issue(s) de la(des) fusion(s), le cas échéant<br>n/a | 6 -- Corporation No.(s) - N°(s) de la(des) société(s) |
| 7 -- Name of the dissolved corporation(s), if applicable<br>Dénomination sociale de la(des) société(s) dissoute(s), le cas échéant<br>n/a | 8 -- Corporation No.(s) - N°(s) de la(des) société(s) |
| 9 -- Name of other corporations involved, if applicable<br>Dénomination sociale des autres sociétés en cause, le cas échéant<br>The annexed Schedule B is incorporated in this form | 10 -- Corporation No.(s) or Jurisdiction of Incorporation<br>N°(s) de la(des) société(s)/ou loi sous le régime de laquelle elle est constituée |

11 -- In accordance with the order approving the arrangement - Conformément aux termes de l'ordonnance approuvant l'arrangement

a. ☑ The articles of the above named corporation(s) are amended in accordance with the attached plan of arrangement
Les statuts de la(des) société(s) susmentionnée(s) sont modifiés en conformité avec le plan d'arrangement ci-joint

The name of ______________________ is changed to ______________________

La dénomination sociale de ______________________ est modifiée pour ______________________

b. ☐ The following bodies corporate are amalgamated in accordance with the attached plan of arrangement
Les personnes morales suivantes sont fusionnées conformément au plan d'arrangement ci-joint

c. ☐ The above named corporation(s) is(are) liquidated and dissolved in accordance with the attached plan of arrangement
La(les) société(s) susmentionnée(s) est(sont) liquidée(s) et dissoute(s) conformément au plan d'arrangement ci-joint

d. ☑ The plan of arrangement attached hereto, involving the above named body(ies), corporate is hereby effected
Le plan d'arrangement ci-joint portant sur la(les) personne(s) morale(s) susmentionnée(s) prend effet

The annexed Schedule C which sets out information on amendments to the articles is incorporated in this form

| Signature | Printed Name - Nom en lettres moulées | 12 -- Capacity of - En qualité de | 13 -- Tel. No. - N° de tél. |
|---|---|---|---|
| [signature] | Lawrence Davis | Authorized Signing Officer | 905-361-3633 |

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

OCT 27 2009

IC 3189 (2003/06)

Canada

Schedule A

3.	Name of the corporation(s) the articles of which are amended, if applicable

Name of Corporation	Corporation No.

Hydrogenics Corporation-Corporation Hydrogénique	2362376

Stuart Energy Systems Corporation	3793257

Hydrogenics Test Systems Inc.	3881105

7188501 Canada Inc.	7188501

Schedule B

9.	Name of other corporations involved, if applicable

Name of Corporation	Corporation No. or Jurisdiction of Incorporation

7188501 Canada Inc.	7188501

Stuart Energy Systems Corporation	3793257

Hydrogenics Test Systems Inc.	3881105

Schedule C

11.a	The articles of the above named corporation(s) are amended in accordance with the attached plan of arrangement. In particular:

1.	The articles of Hydrogenics Corporation - Corporation Hydrogénique are amended by deleting the Series A and Series B Preferred Shares and all rights, privileges, restrictions and conditions thereto.

2.	The name of Hydrogenics Corporation - Corporation Hydrogénique is changed to Algonquin Power & Utilities Corp.

3.	The name of Stuart Energy Systems Corporation is changed to 3793257 Canada Inc.

4.	The name of Hydrogenics Test Systems Inc. is changed to 3881105 Canada Inc.

5.	The name of 7188501 Canada Inc. is changed to Hydrogenics Corporation - Corporation Hydrogénique.

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 192
 OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
 INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, capitalized terms used but not defined shall have the meanings ascribed thereto in the Definitive Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

“Algonquin” means Algonquin Power Income Fund, an open-ended unincorporated investment trust established under the laws of the Province of Ontario pursuant to the Algonquin Declaration of Trust;

“Algonquin Declaration of Trust” means the amended and restated declaration of trust dated May 26, 2004, as amended;

“Arrangement” means the arrangement involving Hydrogenics, the Hydrogenics Securityholders, Stuart Energy, Test Systems and Newco under the provisions of section 192 of the CBCA, on the terms and conditions set forth in this Plan of Arrangement, subject to any amendment or modification thereto made in accordance with the terms of the Definitive Agreement and this Plan of Arrangement, or made at the direction of the Court in the Final Order (with the consent of Hydrogenics, the Board of Trustees and Newco, each acting reasonably);

“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under subsection 192(6) of the CBCA to be filed with the Director after the Final Order has been made;

“Assumed Liabilities” has the meaning attributed to such term in the Divestiture Agreement, which, for greater certainty, excludes the Excluded Liabilities;

“Board of Trustees” means the board of trustees of Algonquin;

“Business Day” means any day on which banks in the City of Toronto, Ontario are open for business;

“CBCA” means the Canada Business Corporations Act;

“Certificate” means the certificate giving effect to the Arrangement to be issued by the Director pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

“Court” means the Ontario Superior Court of Justice (Commercial List);

“Definitive Agreement” means the support agreement made as of June 11, 2009 between Hydrogenics, the Board of Trustees and Newco;

“Director” means the Director appointed under section 260 of the CBCA;

“Divested Assets” has the meaning attributed to such term in the Divestiture Agreement, which, for greater certainty, excludes the Excluded Assets;

“Divestiture Agreement” means the Divestiture Agreement to be entered into as of the Effective Date providing for the transfer, assignment and conveyance by Hydrogenics, Stuart Energy and Test Systems of the Divested Assets to Newco and the assumption by Newco of the Assumed Liabilities;

“Effective Date” means the date upon which the Arrangement becomes effective as established by the date of issue shown on the Certificate;

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date, or such other time as may be specified in writing by Hydrogenics to Newco;

“Excluded Assets” has the meaning attributed to such term in the Divestiture Agreement;

“Excluded Liabilities” has the meaning attributed to such term in the Divestiture Agreement;

“Final Order” means the order of the Court approving the Arrangement as such order may be amended by the Court (with the consent of Hydrogenics, the Board of Trustees and Newco) at any time prior to the Effective Date or, if appealed, then unless such appeal is withdrawn or dismiesed, as affirmed or varied (provided that any such variation shall be acceptable to Hydrogenics, the Board of Trustees and Newco, each acting reasonably);

“Hydrogenics” means Hydrogenics Corporation, a corporation existing under the laws of Canada;

“Hydrogenics Divested Assets” has the meaning attributed to such term in section 2.3(a);

“Hydrogenics DSU Holders” means the holders of Hydrogenics DSUs;

“Hydrogenics DSUP” means the deferred share unit plan of Hydrogenics;

“Hydrogenics DSUs” means the deferred share units, whether or not vested, granted pursuant to the Hydrogenics DSUP that are outstanding immediately prior to the Effective Time;

“Hydrogenics Note 1” means the promissory note of Hydrogenics, in the principal amount of $10,813,084;

“Hydrogenics Note 2” means the promissory note of Hydrogenics, representing the Additional Amount;

“Hydrogenics Note 3” means the promissory note of Hydrogenics, representing the Post-Closing Amount;

“Hydrogenics Optionholders” means the holders of Hydrogenics Options;

“Hydrogenics Option Plan” means the Amended Stock Option Plan 2007 of Hydrogenics;

“Hydrogenics Options” means the stock options, whether or not vested, to acquire Hydrogenics Shares, granted pursuant to the Hydrogenics Option Plan that are outstanding immediately prior to the Effective Time;

“Hydrogenics Redeemable Shares” means the Hydrogenics Shares once redesignated as “Redeemable Common Shares” pursuant to section 2.3(m)(i) of this Plan of Arrangement;

“Hydrogenics RSU Holders” means the holders of Hydrogenics RSUs;

“Hydrogenics RSUP” means the restricted share unit plan of Hydrogenics;

“Hydrogenics RSUs” means the unvested restricted share units granted pursuant to the Hydrogenics RSUP that are outstanding immediately prior to the Effective Time and in respect of which the holder is not entitled to an immediate payment;

“Hydrogenics Securityholders” means, collectively, the Hydrogenics Shareholders, the Hydrogenics Optionholders, the Hydrogenics DSU Holders and the Hydrogenics RSU Holders;

“Hydrogenics Shareholders” means at any time and unless the context otherwise requires, the registered holders of Hydrogenics Shares at such time;

“Hydrogenics Shares” means the issued and outstanding common shares in the capital of Hydrogenics immediately prior to the Effective Time;

“Interim Order” means the interim order of the Court, as the same may be amended or varied by the Court (with the consent of Hydrogenics, the Board of Trustees and Newco, each acting reasonably) pursuant to subsection 192(4) of the CBCA, containing declarations and directions with respect to the Arrangement and the holding of the Meeting;

“Meeting” means the special meeting of Hydrogenics Shareholders, to be held to consider the Arrangement, and any adjournment or postponement thereof;

“New Algonquin Shares” means the new class of common shares in the capital of Hydrogenics that are authorized pursuant to section 2.3(m)(ii) of this Plan of Arrangement;

“Newco” means 7188501 Canada Inc., a corporation incorporated under the CBCA, and which is, at the Effective Time, a wholly-owned subsidiary of Hydrogenics;

“Newco DSU Holders” means holders of Newco DSUs;

“Newco DSUP” means the deferred share unit plan to be adopted by Newco having the terms and conditions described in the proxy circular sent to Hydrogenics Securityholders;

“Newco DSUs” means the deferred share units to be granted pursuant to the Newco DSUP or this Plan of Arrangement;

“Newco Option Plan” means the stock option plan to be adopted by Newco having the terms and conditions described in the proxy circular sent to Hydrogenics Securityholders;

“Newco Optionholders” means holders of Newco Options;

“Newco Options” means the stock options to be granted pursuant to the Newco Option Plan or this Plan of Arrangement;

“Newco RSU Holders” means holders of Newco RSUs;

“Newco RSUP” means the restricted share unit plan to be adopted by Newco having the terms and conditions described in the proxy circular sent to Hydrogenics Securityholders;

“Newco RSUs” means the restricted share units to be granted pursuant to the Newco RSUP or this Plan of Arrangement;

“Newco Securityholders” means, collectively, the Newco Shareholders, the Newco Optionholders, the Newco DSU Holders and the Newco RSU Holders;

“Ncwco Shareholders” means the holders of issued and outstanding Newco Shares;

“Newco Shares” means the common shares in the capital of Newco;

“Stuart Energy” means Stuart Energy Systems Corporation, a corporation existing under the laws of Canada;

“Stuart Energy Divested Assets” has the meaning attributed to such term in section 2.3(b);

“Test Systems” means Hydrogenics Test Systems Inc., a corporation existing under the laws of Canada; and

“Test Systems Divested Assets” has the meaning attributed to such term in section 2.3(c).

1.2	Number of Hydrogenics Shares

For purposes of determining the number of Hydrogenics Shares outstanding on the Effective Date, that number shall conclusively be considered to be the number set forth in a certificate or letter of the registrar and transfer agent of Hydrogenics on that date.

1.3	Interpretation Not Affected by Headings, etc.

The division of this Plan of Arrangement into “Articles”, “sections”, “subsections” and “subparagraphs” and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, all references to an “Article”, “section” or “subsection” followed by a number and/or a letter refer to the specified Article, section or subsection of this Plan of Arrangement. The terms “hereof, “herein” and “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular Article, section, subsection or subparagraph hereof.

1.4	Rules of Construction

In this Plan of Arrangement, unless the context otherwise requires, (a) words importing the singular number shall include the plural and vice versa; (b) words importing any gender shall include all genders; (c) words importing persons shall include individuals, partnerships, associations, corporations, funds, unincorporated organizations, governments, regulatory authorities, and other entities; and (d) “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.

1.5	Currency

Unless otherwise stated, all references in this Plan of Arrangements to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars.

1.6	Date for any Action

If the date on which any action is required or permitted to be taken hereunder by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

1.7	References to Dates, Statutes, etc.

In this Plan of Arrangement, references from or through any date mean, unless otherwise specified, from and including that date and/or through and including that date, respectively.

In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute, regulation, direction or instrument is to that statute, regulation, direction or instrument as now enacted or as the same may from time to time be amended, re-enacted or replaced, and in the case of a reference to a statute, includes any regulations, rules, policies or directions made thereunder. Any reference in this Plan of Arrangement to a Person includes its heirs, administrators, executors, legal personal representatives, predecessors, successors and permitted assigns. References to any agreement, contract or indenture are to that agreement, contract or indenture as amended, modified or supplemented from time to time in accordance with its terms.

1.8	Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time (Toronto, Ontario) unless otherwise stipulated herein.

ARTICLE 2
 THE ARRANGEMENT

2.1	Definitive Agreement

This Plan of Arrangement is made pursuant to the Definitive Agreement.

2.2	Effect of Filing Articles of Arrangement

This Plan of Arrangement and the Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate, will become effective on, and be binding on and after, the Effective Time on: (a) the Hydrogenics Securityholders; (b) Hydrogenics; (c) Stuart Energy; (d) Test Systems; (e) Newco; and (f) Newco Securityholders.

The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 2 has become effective in the sequence and at the times set out therein.

2.3	Arrangement and Related Transactions

Commencing at the Effective Time, the following events or transactions shall occur and shall be deemed to occur in the following sequence without any further act or formality, except as otherwise expressly provided:

(a)
Hydrogenics shall transfer, assign and convey its entire legal and beneficial right, fide and interest in and to the Divested Assets in respect of Hydrogenics (the “Hydrogenics Divested Assets”) to Newco and, as consideration for the Hydrogenics Divested Assets, Newco shall assume the Assumed Liabilities in respect of Hydrogenics and issue to Hydrogenics fully paid Newco Shares with a fair market value equal to the fair market Value of the Hydrogenics Divested Assets less the amount of the Assumed Liabilities in respect of Hydrogenics, all on the terms and conditions set forth in the Divestiture Agreement;

(b)
Stuart Energy shall transfer, assign and convey its entire legal and beneficial right, title and interest in and to the Divested Assets in respect of Stuart Energy (the “Stuart Energy Divested Assets”) to Newco and, as consideration for the Stuart Energy Divested Assets, Newco shall assume the Assumed Liabilities in respect of Stuart Energy and issue to Stuart Energy fully paid Newco Shares with a fair market value equal to the fair market value of the Stuart Energy Divested Assets less the amount of the Assumed Liabilities in respect of Stuart Energy, all on the terms and conditions set forth in the Divestiture Agreement;

(c)
Test Systems shall transfer, assign and convey its entire legal and beneficial right, title and interest in and to the Divested Assets in respect of Test Systems (the “Test Systems Divested Assets”) to Newco and, as consideration for the Test Systems Divested Assets, Newco shall assume the Assumed Liabilities in respect of Test Systems and issue to Test Systems fully paid Newco Shares with a fair market value equal to the fair market value of the Test Systems Divested Assets less the amount of the Assumed Liabilities in respect of Test Systems, all on the terms and conditions set forth in the Divestiture Agreement;

(d)	Stuart Energy shall distribute all of its Newco Shares to Hydrogenics as a return of capital;

(e)	Test Systems shall distribute all of its Newco Shares to Hydrogenics as a partial repayment of the indebtedness owing to Hydrogenics in an amount equal to the fair market value of such Newco Shares;

(f)	Hydrogenics shall issue Hydrogenics Note 1, Hydrogenics Note 2 and Hydrogenics Note 3 to Newco as contributions to the capital of Newco;

(g)	Newco shall adopt and be deemed to have adopted and implemented the Newco RSUP;

(h)
the Hydrogenics RSUP shall be terminated and cancelled and each Hydrogenics RSU shall be terminated and cancelled in exchange for one Newco RSU, the value of which is based on one Newco Share on the same terms and conditions, mutatis mutandis, as the terminated and cancelled Hydrogenics RSU;

(i)	Newco shall adopt and be deemed to have adopted and implemented the Newco DSUP;

(j)
the Hydrogenics DSUP shall be terminated and cancelled and each Hydrogenics DSU shall be terminated and cancelled in exchange for one Newco DSU, the value of which is based on one Newco Share on the same terms and conditions, mutatis mutandis, as the terminated and cancelled Hydrogenics DSU;

(k)	Newco shall adopt and be deemed to have adopted and implemented the Newco Option Plan;

(l)
the Hydrogenics Option Plan shall be terminated and cancelled and each Hydrogenics Option to acquire one Hydrogenics Share shall be terminated and cancelled in exchange for one Newco Option, as the sole consideration, at an exercise price per Newco Share equal to the exercise price per Hydrogenics Share under the Hydrogenics Option so terminated and cancelled and having the same vesting date and expiry date as the Hydrogenics Option so terminated and cancelled, and the Newco Options so granted shall be otherwise deemed to have been granted under, and be subject to, the terms and conditions of the Newco Option Plan;

(m)	the articles of Hydrogenics shall be amended to change its authorized capital as follows:

(i)
by changing the designation of the Hydrogcnics Shares to “Redeemable Common Shares”, having the same rights, privileges, restrictions and conditions as the Hydrogenics Shares, but with each Hydrogenics Redeemable Share being redeemable at the option of Hydrogenics in consideration for one Newco Share;

(ii)
by the creation of a new class of common shares (the “New Algonquin Shares”), being an unlimited number of shares designated as “Common Shares”, having the following rights, privileges, restrictions and conditions attaching thereto:

(A)
Dividends: The holders of Common Shares and Redeemable Common Shares shall be entitled to receive dividends if, as and when declared by the Board of Directors of Hydrogenics on the Common Shares and Redeemable Common Shares, such dividends to be declared contemporaneously and paid at the same time in the same property and in equal amounts per share on all Common Shares and Redeemable Common Shares at the time outstanding without preference or priority of one share over another, subject to prior satisfaction of all preferential rights to dividends attached to all shares of other classes of shares of Hydrogenics ranking in priority to the Common Shares and Redeemable Common Shares in respect of dividends, if any;

(B)
Notice and Voting: Except for meetings of holders of a particular class or series of shares other than the Common Shares required by applicable laws to be held as a separate class or series meeting, the holders of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of Hydrogenics, and at such meetings to vote, together with (except at meetings of holders of Common Shares required by applicable laws to be held as a separate class meeting) holders of Redeemable Common Shares on all matters submitted to a vote on the basis of one vote for each Common Share held; and

(C)
Liquidation: In the event of any liquidation, dissolution or winding up of Hydrogenics, whether voluntary or involuntary, or any other distribution of the assets of Hydrogenics among its shareholders for the purpose of winding up its affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of shares of Hydrogenics ranking in priority to the Common Shares and Redeemable Common Shares, if any, the holders of Common Shares and Redeemable Common Shares shall be entitled, to share rateably, together with the shares of any other class of shares of Hydrogenics ranking equally with the Common Shares and Redeemable Common Shares in respect of return of capital on dissolution, in such assets of Hydrogenics as are available for distribution in equal amounts per share, without preference or priority of one share over another; and

(iii)
(A) the Preferred Shares and all rights, privileges, restrictions and conditions thereto, and (B) the Series A and Series B Preferred Shares and all rights, privileges, restrictions and conditions thereto, shall be deleted if requested in writing by the Board of Trustees, prior to the filing of the Articles of Arrangement;

(n)
Immediately following the Compulsory Acquisition by Hydrogenics pursuant to section 13.12A of the Algonquin Declaration of Trust, each outstanding Hydrogenics Redeemable Share shall be, and shall be deemed to be, redeemed by Hydrogenics, with payment of the redemption price therefor to beeffected by the issuance of one Newco Share for each Hydrogenics Redeemable Share;

(o)
the names of Hydrogenics, Stuart Energy and Test Systems shall be changed to “Algonquin Power Inc.”, “Algonquin Energy Systems Corporation” and “Algonquin Test Systems Inc.”, respectively, or such other names as may be requested in writing by the Board of Trustees, prior to the filing of the Articles of Arrangement, to Hydrogenics, Stuart Energy and Test Systems, and permitted by Hydrogenics, acting reasonably, and the Director;

(p)	the name of Newco shall be changed to “Hydrogenics Corporation - Corporation Hydrogénique”;

(q)
the number of directors of Hydrogenics shall be reduced from seven to four, and the incumbent directors of Hydrogenics shall, and shall be deemed to, have resigned and be replaced, as directors, by the trustees of Algonquin;

(r)	the number of directors of Newco shall be increased from three to seven, and the resigning directors of Hydrogenics in subsection 2.3(q), shall, and shall be deemed to, be the directors of Newco;

(s)
the initial auditors of Newco will be PricewaterhouseCoopers LLP, Who shall continue in office until the close of business of the first annual meeting of the holders of Newco Shares, and the directors of Newco are authorized to fix the remuneration of such auditors;

(t)
the auditors of Hydrogenics will be KPMG LLP, who shall continue in office until the close of business of the next annual meeting of the holders of New Algonquin Shares, and the directors of Hydrogenics are authorized to fix the remuneration of such auditors; and

(u)	Hydrogenics will pay to Newco $10,813,084 in full satisfaction of Hydrogenics Note 1.

2.4	Effect of Redemptions and Exchanges

As a result of the exchange of Hydrogenics Shares provided in subsection 23(n):

(a)
each Hydrogenics Shareholder shall cease to be a holder of the Hydrogenics Shares and such holder’s name shall be removed from the register of holders of Hydrogenics Shares as of the Effective Date; and

(b)
each Hydrogenics Shareholder whose Hydrogenics Shares are exchanged shall become a holder of the number of Newco Shares to which such holder is entitled as a result of such exchange and such holder’s name shall be added to the register of holders of Newco Shares as of the Effective Date.

2.5	Effect of Transfer of Divested Assets and assumption of Assumed Liabilities

As a result of the transfer, assignment and conveyance of Divested Assets and assumption of Assumed Liabilities provided in subsections 2.3(a), 2.3(b) and 2.3(c) each of Hydrogenics, Stuart Energy and Test Systems will be released from all debts, liabilities, commitments and obligations of any nature (whether matured or unmatured, accrued, fixed, contingent or otherwise) of any kind whatsoever with respect to the Divested Assets and Assumed Liabilities.

ARTICLE 3
OUTSTANDING HYDROGENICS CERTIFICATES, ETC.

3.1	Rights of Hydrogenics Shareholders

From and after the Effective Time, certificates formerly representing Hydrogenics Shares exchanged under the Arrangement shall represent only the right to receive the consideration to which the former holder of such Hydrogenics Shares is entitled to receive pursuant to Article 2. Hydrogenics Shareholders shall not be entitled to any interest, dividend, premium or other payment on or with respect to the Hydrogenics Shares other than the transfer of Newco Shares to which they are entitled pursuant to Article 2 of the Plan of Arrangement.

3.2	Rights of Other Hydrogenics Securityholders

From and after the Effective Time, grant letters, agreements, certificates and other instruments or documents, if any, formerly representing Hydrogenics RSUs, Hydrogenics DSUs and Hydrogenics Options, or rights thereto, shall represent only the Newco RSUs, Newco DSUs and Newco Options granted to the Hydrogenics RSU Holders, Hydrogenics DSU Holders and Hydrogenics Optionholders pursuant to Article 2.

ARTICLE 4
AMENDMENTS

4.1	Amendments to Plan of Arrangement

(a)
Hydrogenics may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must be: (i) set out in writing; (ii) filed with the Court and, if made following the Meeting, approved by the Court; and (iii) communicated to Hydrogenics Shareholders if and as required by the Court.

(b)
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Hydrogenics at any time prior to or at the Meeting with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)
Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only, if required by the Court or applicable law, it is consented to by the Hydrogenics Shareholders voting in the manner directed by the Court.

(d)
Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time but shall only be effective if it is consented to by each of Hydrogenics and Newco, provided that it concerns a matter which, in the reasonable opinion of Hydrogenics and Newco, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of Hydragenics, Newco or any former Hydrogenics Securityholder.

ARTICLE 5
GENERAL

5.1	Paramountcy and Releases

From and after the Effective Date (i) this Plan of Arrangement shall take precedence and priority over any and all Hydrogenics Shares, Hydrogenics RSUs, Hydrogenics DSUs and Hydrogenics Options granted prior to the Effective Time, (ii) the rights and obligations of the Hydrogenics Securityholders, Hydrogenics, Stuart Energy, Test Systems, Newco and any trustee or transfer agent therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted), only with respect to or in connection with this Plan of Arrangement, based on or in any way relating to the Hydrogenics Shares, Hydrogenics RSUs, Hydrogenics DSUs, Hydrogenics Options, the Divested Assets and the Assumed Liabilities shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

5.2	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Definitive Agreement shall make so and execute, or cause to be made, done or executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of the parties thereto in order to further document or evidence any of the transactions or events set out herein.

Industry Canada | Industrie Canada

Certificate of Amendment | **Certificat de modification**

Canada Business Corporations Act | **Loi canadienne sur les sociétés par actions**

Hydrogenics Corporation -

Corporation Hydrogénique

236237-6

Name of corporation-Dénomination de la société | Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

	☐	
a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

May 18, 2005 / le 18 mai 2005
Date of Amendment - Date de modification

Canada

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) | CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
Hydrogenics Corporation - Corporation Hydrogénique	235237-6

3. The articles of the above-named corporation are amended as follows:
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The articles of the Company be and the same are hereby amended to increase the maximum number of directors of the Company to 12.

Date	Name - Nom	Signature	Capacity of - en qualité
2005-05-18	R. RANDALL MACEWEN		AUTHORIZED OFFICER

Page 1 of 1

Canada

Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Hydrogenics Corporation - Corporation Hydrogénique

236237-6

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Director - Directeur

October 18, 2000 / le 18 octobre 2000

Date of Amendment - Date de modification

Canadä

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) | **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce électronique

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
Hydrogenics Corporation - Corporation Hydrogénique	236237-6

3. **The articles of the above-named corporation are amended as follows:**
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

Paragraph 2 of the Articles shall be amended to change the location of the registered office of the Corporation from the Regional Municipality of York, in the Province of Ontario to the Regional Municipality of Peel, in the Province of Ontario.

Date	Signature	Title - Titre
2000-10-16	PIERRE RIVARD	PRESIDENT

tzambrano@osler.com

Canada

Page 1 of 1

P. 4

INNFAX SERVICE

Industry Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

1 - Name of corporation - Dénomination de la société	2 - Corporation No. - N° de la société
HYDROGENICS CORPORATION - CORPORATION HYDROGÉNIQUE	236237-6

3 - The articles of the above-named corporation are amended as follows: | Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

Paragraph 2 of the Articles shall be amended to change the location of the registered office of the Corporation from the Regional Municipality of York, in the Province of Ontario to the Regional Municipality of Peel, in the Province of Ontario.

Date	Signature	Title - Titre
, 2000	[signature]	President

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT
Filed - Déposée

Canada

IC 3069 (2/99)

Industry Canada   Industrie Canada

Restated Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution à jour

Loi canadienne sur les sociétés par actions

Hydrogenics Corporation -

Corporation Hydrogénique

236237-6

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of incorporation of the above-named corporation were restated under section 180 of the *Canada Business Corporations Act* as set out in the attached restated articles of incorporation.

Je certifie que les statuts constitutifs de la société susmentionnée ont été mis à jour en vertu de l'article 180 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les statuts mis à jour ci-joints.

Director - Directeur

September 29, 2000 / le 29 septembre 2000

Effective Date of Restatement - Date d'entrée en vigueur de la mise à jour

Canada

Industry Canada | Industrie Canada
Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

FORM 7
RESTATED ARTICLES OF INCORPORATION
(SECTION 180)

FORMULE 7
STATUTS CONSTITUTIFS MIS À JOUR
(ARTICLE 180)

1 - Name of corporation - Dénomination de la société
HYDROGENICS CORPORATION – CORPORATION HYDROGÉNIQUE

Corporation No. - N° de la société
236237-6

2 - The place in Canada where the registered office is situated — Lieu au Canada où est situé le siège social

Regional Municipality of York, Province of Ontario

3 - The classes and any maximum number of shares that the corporation is authorized to issue — Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

The annexed Schedule I is incorporated in this form.

4 - Restrictions, if any, on share transfers — Restrictions sur le transfert des actions, s'il y a lieu

None

5 - Number (or minimum and maximum number) of directors — Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum 3, Maximum 9

6 - Restrictions, if any, on business the corporation may carry on — Limites imposées à l'activité commerciale de la société, s'il y a lieu

None

7 - Other provisions, if any — Autres dispositions, s'il y a lieu

The annexed Schedule II is incorporated in this form.

The foregoing restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation.

Cette mise à jour des statuts constitutifs démontre exactement, sans changement substantiel, les dispositions correspondantes des statuts constitutifs modifiés qui remplacent les statuts constitutifs originaux.

Signature: [signature]

Date: 2000-09-29

Title - Titre: President

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

Filed - Déposée: SEP 29 2000

IC 3167 (3/95) (CCA 1389)

SCHEDULE I

The classes and any maximum number of shares that the Corporation is authorized to issue shall consist of an unlimited number of Preferred Shares, issuable in series, an unlimited number of Series A Preferred Shares, an unlimited number of Series B Preferred Shares and an unlimited number of Common Shares with the following rights, privileges, restrictions and conditions:

COMMON SHARES

Section 1.      Voting Rights

Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of thé Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by such holder.

Section 2.      Dividends

The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation.

Section 3.      Liquidation, Dissolution or Winding-up

The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

PREFERRED SHARES

(a) One or More Series. – The Preferred Shares may at any time and from time to time be issued in one or more series.

(b) Terms of Each Series. – Subject to the Canada Business Corporations Act (the “Act”) or  any statute which may be substituted therefor, as amended from time to time, the directors may fix, before the issue thereof, the number of Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series, including, without limitation, any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or purchase, any conversion rights, and any rights on the liquidation, dissolution or winding-up of the Corporation, any sinking fund or other provisions, the whole to be subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of the series.

(c) Ranking of Preferred Shares. – The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the common shares. If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the Preferred Shares of any series is not paid in full, the Preferred Shares of such series shall participate rateably with the Preferred Shares of every other series in respect of all such dividends and amounts.

SERIES A AND SERIES B PREFERRED SHARES
Section 1.          Liquidation Rights.

(a) Liquidation Payments. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of each Series A Preferred Share and Series B Preferred Share (together the “Preferred Shares”) shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes in preference to holders of Common Shares, an amount equal to:

(i)
with respect to Series A Preferred Shares, the greater of (i) an amount equal to $2.00 per Series A Preferred Share, together with all dividends accrued thereon and unpaid and accrued (the “Series A Minimum Purchase Price”); or (ii) such amount per Series A Preferred Share as would have been payable had all Preferred Shares been converted to Common Shares pursuant to the provisions of Section 2 immediately prior to such event of liquidation, dissolution or winding up; and

(ii)
with respect to Series B Preferred Shares, the greater of (i) an amount equal to $10.50 per Series B Preferred Share, together with all dividends accrued thereon and unpaid and accrued (the “Series B Minimum Purchase Price”); or (ii) such amount per Series B Preferred Share as would have been payable had all Preferred Shares been converted to Common Shares pursuant to the provisions of Section 2 immediately prior to such event of liquidation, dissolution or winding up.

If all assets of the Corporation shall be insufficient to permit the payment in full to the holders of Preferred Shares of all amounts so distributable to them, then the entire assets of the Corporation available for such distribution shall be distributed rateably among the holders of Preferred Shares and in proportion to the full preferential amount each such holder is otherwise entitled to receive.

After such payments shall have been made in full to the holders of the Preferred Shares, or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Preferred Shares so as to be available for such payments, the remaining assets available for distribution shall be distributed among the holders of the Common Shares rateably in proportion to the number of Common Shares held by each of them.

After conversion of Preferred Shares into Common Shares, the holder of such Common Shares shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up, but shall share rateably in any distribution of the assets of the Corporation among the holders of Common Shares.

The amounts payable with respect to Preferred Shares under this Section 1(a) are hereinafter referred to as “Preferred Share Liquidation Payments”.

(b) Distribution Other than Cash. Whenever the distributions provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation, provided however, that if any holder of Preferred Shares disputes the fair market value computed by the Board of Directors, the fair market value shall be determined by a national chartered accountant firm selected by the Board of Directors with whom the Corporation has no dealings.

(c) Sale of Assets as Liquidation etc. The sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 1 unless the holders of at least a majority of the then outstanding Preferred Shares elect to the contrary, such election to be made by giving written notice thereof to the Corporation no later than 15 days after the Corporation provides written notice of such event to the holders of Preferred Shares. If the holders of Preferred Shares so elect and give such notice, the provisions of Subsection 2(h) shall apply to the Preferred Shares. Unless such election is made, all consideration received by the Corporation in such asset sale less all costs and expenses related to such sale and any debt required to be paid as a result of such sale together with all other available assets of the Corporation shall be distributed toward the amounts payable with respect to such Preferred Shares pursuant to Subsection 1(a).

(d) Notice. Written notice of any proposed liquidation, dissolution or winding up of the affairs of the Corporation (including any merger, consolidation or sale of assets which may be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation under Subsection 1(c)), stating a payment date, the amount of the Preferred Share Liquidation Payments and the place where such Preferred Share Liquidation Payments shall be payable, shall be delivered to the holders of Preferred Shares not less than 45 days prior to the proposed date of such proposed liquidation, dissolution or winding up.

Section 2.      Conversion.

The holders of Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

(a) Optional Conversion. Each Preferred Share shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the Original Issue Date (as defined in section 2(e)) at the office of the Corporation or any transfer agent for the Preferred Shares by making the following calculation:

(i)
Each Series A Preferred Share shall be convened into that number of fully paid and non-assessable Common Shares determined by multiplying each such share by the ratio determined by dividing $2.00 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Series A Conversion Price at which Common Shares will be deliverable upon conversion of Series A Preferred Shares without the payment of any additional consideration by the holder thereof (the “Series A Conversion Price”) shall initially be $2.00 per Common Share.

(ii)
Each Series B Preferred Share shall be converted into that number of fully paid and non-assessable Common Shares determined by multiplying each such share by the ratio determined by dividing $10.50 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Series B Conversion Price at which Common Shares will be deliverable upon conversion of Series B Preferred Shares without the payment of any additional consideration by the holder thereof (the “Series B Conversion Price”) shall initially be $10.50 per Common Share.

(b) Mechanics of Optional Conversions. Before any holder of Preferred Shares shall be entitled to convert the same into Common Shares, the holder shall surrender the certificate or certificates therefor at the office of the Corporation or of any transfer agent for Preferred Shares, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the holder’s name or the name or, subject to any legal or contractual restrictions on transfer thereof, names of the holder’s nominees’ in which the holder wishes the certificate or certificates for Common Shares to be issued and such notice shall be accompanied by an agreement in form satisfactory to the Corporation acting reasonably by which the person(s) in whose name the Common Shares are to be issued agrees to be bound by the provisions of any applicable shareholders’ agreement of the Corporation if such person is not already a party to such agreements. On the date of conversion, all rights with respect to the Preferred Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of Common Shares into which such Preferred Shares have been converted and to receive dividends as contemplated in Section 5. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. No fractional Common Share shall be issued upon the optional conversion of Preferred Shares. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series A Minimum Purchase Price in respect of Series A Preferred Shares and Series B Minimum Purchase Price in respect of Series B Preferred Shares. The Corporation shall, as soon as practicable after surrender of the certificate or certificates for conversion, issue and deliver at such office to such holder of Preferred Shares, or, subject to any legal or contractual restrictions on transfer thereof, to the holder’s nominee or nominees, a certificate or certificates for the number of Common Shares to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date.

(c) Automatic Conversion. Each Preferred Share shall be converted automatically into that number of fully paid and non-assessable Common Shares determined as follows: (i) in the case of Series A Preferred Shares, by multiplying each Series A Preferred Share by the ratio determined by dividing $2.00 by the Series A Conversion Price in effect at the time of conversion (subject to adjustment as provided for in Subsections 2(e)); and (ii) in the case of Series B Preferred Shares, by multiplying each Series B Preferred Share by the ratio determined by dividing $10.50 by the Series B Conversion Price in effect at the time of conversion (subject to adjustment as provided for in Subsections 2(e)). Such automatic conversion shall occur upon the earliest to occur of:

(i)
the closing of an offering or offerings pursuant to a receipted prospectus under the Securities Act (Ontario), as amended, or similar document filed under other applicable securities laws in Canada or the United States, covering the offer and sale of Common Shares for the account of the Corporation to the public in which:

(A)	the Common Shares are listed on a North American stock exchange or The NASDAQ Stock Market;

(B)	the net proceeds to the Corporation from such offering or offerings aggregate not less than $15 million; and

(C)	the public offering price of which is not less than $15.00 per share adjusted to take into account of any dividend, combination of shares, or the like, or

(ii)	the written election of the holders of greater than 50% of the then outstanding Preferred Shares to require such conversion.

(d) Mechanics of Automatic Conversions. Upon the occurrence of an event specified in Subsection 2(c), the Preferred Shares shall be converted automatically without any further action by the holders of the Preferred Shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Preferred Shares being converted shall be given written notice of the occurrence of an event specified in Subsection 2(c) including the date such event occurred (the “Automatic Conversion Date”), and the Corporation shall not be obligated to issue certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing such Preferred Shares being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bend and the holder of the Common Shares enters into an agreement in form satisfactory to the Corporation acting reasonably by which the person in whose name the Common Shares are to be issued agrees to be bound by the provisions of any applicable shareholders’ agreement of the Corporation if such person is not already a party. On the Automatic Conversion Date, all rights with respect to the Preferred Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of Common Shares into which such Preferred Share have been converted and the right to receive the dividends as contemplated in Section 5. Upon the automatic conversion of the Preferred Shares, the holders of such Preferred Shares shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Shares into which the Preferred Shares surrendered were convertible on the Automatic Conversion Date. No fractional Common Share shall be issued upon the automatic conversion of Preferred Shares. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series A Minimum Purchase Price in respect of Series A Preferred Shares and Series B Minimum Purchase Price in respect of Series B Preferred Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the occurrence of any event described in Subsection 2(c), and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date.

(e) Adjustments to Conversion Price.

(i)	Special Definitions. For purposes of this Subsection 2(e), the following definitions shall apply:

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Shares or Convertible Securities.

“Original Issue Date” shall mean the first date on which a Series B Preferred Share was issued.

“Conversion Price” shall mean the Series A Conversion Price or Series B Conversion Price, as applicable.

“Convertible Securities” shall mean any evidences of indebtedness, shares of capital stock (other than Common Shares) or other securities directly or indirectly convertible into or exchangeable for Common Shares other than the Preferred Shares.

“Additional Common Shares” shall mean all Common Shares issued (or, pursuant to Subsection 2(e)(ii), deemed to be issued) by the Corporation after the Original Issue Date, other than:

(A)	Common Shares issued or issuable upon conversion of Preferred Shares;

(B)	securities issued in connection with any stock split, stock dividend, combination of shares of the like;

(C)
Common Shares issued or issuable to officers, directors or employees of, or consultants to, the Corporation pursuant to a stock purchase or option plan, or other similar arrangement approved by the Board of Directors, and consented to in accordance with the provisions of the Unanimous Shareholders’ Agreement; and

(D)
that number of Common Shares, as is recommended by the Compensation Committee of the Corporation’s Board of Directors and approved by the Corporation’s Board of Directors, issued or issuable to officers, directors, or employees of, or consultants to, the Corporation at the discretion of the Board of Directors, and consented to in accordance with the provisions of the Unanimous Shareholders’ Agreement.

(ii)	Issue of Securities Deemed to be Issue of Additional Common Shares.

(A)
Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Common Shares are deemed to be issued:

(1)
no further adjustment of the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)
if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the Consideration (as defined in Subsection 2(e)(iv)) payable to the Corporation, or decrease in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record, date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such- increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3)
upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(I)
in the case of the Convertible Securities or Options for Common Shares, the only Additional Common Shares issued were the Common Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the Consideration received therefor was the Consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the Consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional Consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(II)
in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the Consideration received by the Corporation for the Additional Common Shares deemed to have been then issued was the Consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the Consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(4)
no readjustment pursuant to Clauses (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date; or (ii) the Conversion Price that would have resulted from any issue of Additional Common Shares between the original adjustment date and such readjustment date;

(5)
in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, where upon such adjustment shall be made in the same manner provided in Clause (3) above; and

(6)
if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subsection 2(e)(ii) as of the actual date of their issue.

(B)
Stock Dividends, Stock Distribution and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Shares payable in Common Shares or effect a subdivision of the outstanding Common Shares (by reclassification or otherwise other than by payment of a dividend in Common Shares), then and in any such event, Additional Common Shares shall be deemed to have been issued:

(1)
in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution; or

(2)	in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(e)(ii) as of the time of actual payment of such dividend.

(iii)
Adjustment of the Conversion Price Upon Issue of Additional Common Shares. In the event that at any time or from time to time after the Original Issue Date, the Corporation shall issue Additional Common Shares (including, without limitation, Additional Common Shares deemed to be issued pursuant to Subsection 2(e)(ii)(A) but excluding Additional Common Shares deemed to be issued pursuant to Subsection 2(e)(ii)(B), which event is dealt with in Subsection 2(e)(v)(A)), without consideration or for a Consideration Per Share (as defined below) less than the Series A Conversion Price, with respect to Series A Preferred Shares, or Series B Conversion Price, with respect to Series B Preferred Shares, in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price equal to the Consideration Per Share for which such Additional Common Shares are issued or deemed to be issued.

(iv)
Determination of Consideration. For purposes of this Subsection 2(e), the consideration (the “Consideration”) received or receivable by the Corporation for the issue of any Additional Common Shares shall be computed as follows:

(A)	Cash and Property. Such Consideration shall:

(1)	insofar as it consists of cash, be computed at the aggregate amounts of cash received or receivable by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(2)
insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors, provided however, that if any holder of Preferred Shares disputes the fair market value computed by the Board of Directors, the fair market value shall be determined by a national chartered accountant firm selected by the Board of Directors with whom the Corporation has no dealings; and

(3)
in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received or receivable, computed as provided in Subsections 2(e)(iv)(A)(l) and (2) above, allocable to such Additional Common Shares as determined in good faith by the Board of Directors, provided however, that if any holder of Preferred Shares disputes the allocation determined by the Board of Directors, the allocation shall be determined by a national chartered accountant firm selected by the Board of Directors with whom the Corporation has no dealings.

(B)
Additional Common Shares other than Options and Convertible Securities. The Consideration per share (the “Consideration Per Share”) for the issue of any Additional Common Shares other than Options and Convertible Securities shall be the Consideration for the issue of any Additional Common Shares other than Options or Convenible Securities, divided by the total number of such Additional Common Shares issued by the Corporation in exchange therefor.

(C)
Options and Convertible Securities. The Consideration per share (also the “Consideration Per Share”, as the context requires) for Additional Common Shares deemed to have been issued pursuant to Subsection 2(e)(ii)(A), relating to Options and Convertible Securities, shall be computed by dividing (x) the Consideration for the issue of such Options or Convertible Securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such Consideration), payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(v)	Adjustment of the Conversion Price for Dividends. Distributions. Subdivisions. Combinations or Consolidations of Common Shares.

(A)
Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall be deemed to have issued Additional Common Shares pursuant to Subsection 2(e)(ii)(B) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately before such deemed issue shall, concurrently with the effectiveness of such deemed issue, be proportionately decreased.

(B)
Combinations or Consolidations. In the event the outstanding shares of Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Shares, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(f) Adjustments for Certain Dividends and Distributions. In the event that at any time or from time to time after the Original Issue Date the Corporation shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution other than a Dividend in the Ordinary Course or a stock dividend payable in Common Shares which event is dealt with in Subsection 2(e)(v)(A), then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the amount of the dividend of the Corporation that they would have received had their Preferred Shares been converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein. For purposes hereof, “Dividend in the Ordinary Course” means a dividend payable in cash not exceeding 5% of the net profit of the Corporation in any fiscal year.

(g) Adjustment for Reclassification, Exchange or Substitution. In the event that at any time or from time to time after the Original Issue Date, the Common Shares issuable upon the conversion of Preferred Shares shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise other than a merger, consolidation, or sale of assets provided for in Subsection 2(h) below, then and in each such event the holder of any Preferred Shares shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by the holder of a number of Common Shares equal to the number of Common Shares into which such Preferred Shares might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(h) Adjustment for Merger, Consolidation or Sale of Assets. In the event that at any time or from time to time after the Original Issue Date, the Corporation shall sell all or substantially all of its assets or merge, amalgamate or consolidate with or into another entity, each Preferred Share as to which such is not treated as a liquidation under Subsection 1(c) shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of Common Shares of the Corporation deliverable upon conversion of such Preferred Shares would have been entitled to receive upon such consolidation, amalgamation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors, provided however, that if any holder of Preferred Shares disputes the adjustment determined by the Board of Directors, the adjustment shall be determined by a national chartered accountant firm selected by the Board of Directors with whom the Corporation has no dealings) shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interest thereafter of the holders of Preferred Shares, to the end that the provisions set forth in this Section 2 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Preferred Shares.

(i) No Impairment. The Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, amalgamation, merger, dissolution, issue or sale of securities or any other voluntary action, including, without limitation, voluntary bankruptcy proceedings, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holders of Preferred Shares under this Section 2 against impairment.

(j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth:

(i)	such adjustments and readjustments; and

(ii)	the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of each Preferred Share.

(k) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall deliver to each holder of Preferred Shares at least twenty days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(l) Common Shares Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Shares such number of Common Shares as shall from time to time be sufficient to effect conversion of the Preferred Shares.

 (m) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of Preferred Shares, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Preferred Shares.

(n) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Preferred Shares of any Common Shares issued or issuable upon the conversion of any Preferred Shares in any manner which interferes with the timely conversion or transfer of such Preferred Shares or Common Shares.

Section 3.      Restrictions.

At any time when Preferred Shares are outstanding, except where the vote of the holders of a greater number of shares of the Corporation is required by law or hereunder, and in addition to any other vote required by law or hereunder, without the affirmative vote of the holders of at least two-thirds of the then outstanding Preferred Shares voting collectively as a single class, the Corporation will not:

(a) create or authorize the creation of, or increase or authorize any increase in the number of authorized shares of any class or series of capital stock of the Corporation having liquidation or dividend rights equal or superior to the Preferred Shares;

(b) issue any shares, or any rights, options or warrants to acquire shares or any security convertible into shares, of any class of series of capital stock of the Corporation having liquidation or dividend rights equal or superior to the Preferred Shares; and

(c) redeem any shares of its capital stock other than pursuant to Section 6.

Section 4.          Voting Rights.

The holders of Preferred Shares shall be entitled to notice of any meeting of shareholders and, except with respect to the matters set forth in Section 3 or as otherwise required by law, shall vote together with the holders of Common Shares as a single class upon any matter submitted to the shareholders for a vote, on the following basis:

(a) holders of Common Shares shall have one vote per share; and

(b) holders of Preferred Shares shall have that number of votes per share as is equal to the number of Common Shares (including fractions of a share) into which each such Preferred Share held by such holder could be converted on the date for determination of shareholders entitled to vote ai the meeting or on the date of any written consent.

Section 5.          Dividends.

Preferred Shares shall be entitled to a fixed, preferential, cumulative dividend in the amount of 5% per annum of the Series A Minimum Purchase Price or of the Series B Minimum Purchase Price, as applicable, compounded annually. Dividends on such Preferred Shares shall be payable in preference and prior to any payment of any dividend on the Common Shares. After the payment of such dividends on Preferred Shares, the holders of Common Shares and Preferred Shares shall be entitled, when and if declared by the Board of Directors, to dividends out of assets of the Corporation legally available therefor, which dividends shall be payable to the holders of the Preferred Shares (as if fully converted into Common Shares) and the holders of the Common Shares on a per share basis.

Section 6.          Redemption.

(a) Optional Redemption.

(i)
From and after the date that is the earlier of (a) five years after the Original Issue Date (as defined in section 2(e)) or (b) an event of non-compliance by the Corporation under the Unanimous Shareholders’ Agreement, each holder of Preferred Shares may elect to have the Corporation redeem from it, to the extent the Corporation has funds legally available for such purpose, and subject to Subsection 6(a)(iv), any or all Preferred Shares held by such holder. Such election may be made only by delivering to the Corporation within 60 days after the Corporation’s delivery to the holders of Preferred Shares of its year-end audited financial statements, or within 30 days after its delivery to such holders of its quarterly unaudited financial statements (a) a written notice signed by such holder specifying the number of Preferred Shares so to be redeemed, and (b) certificates for the Preferred Shares so to be redeemed, together with stock powers therefor duly executed by such holder in blank (such written election, certificates and stock powers being referred to collectively as a “Redemption Notice”).

(ii)
Subject to Subsection 6(a)(iii), within 10 days of receipt of a Redemption Notice, the Corporation shall deliver to each holder of Preferred Shares a notice containing a copy of each Redemption Notice it has received, and specifying the total funds legally available to the Corporation for redemption of all Preferred Shares outstanding at such time. Upon receipt of such notice from the Corporation, each holder of Preferred Shares who has not delivered a Redemption Notice shall have 20 days to deliver to the Corporation a written notice of its election to have the Corporation redeem from it, to the extent the Corporation has funds legally available for such purpose, and subject to Subsection 6(a)(iv), any or all Preferred Shares held by such holder (a “Participation Notice”). Such Participation Notice shall be in the form and shall contain the information and documents required to be contained in a Redemption Notice.

(iii)
Within 6 months of the expiration of the 20 day period referred to in Subsection 6(a)(ii), the Corporation shall redeem from each holder of Preferred Shares from whom the Corporation received a Redemption Notice or a Participation Notice, all the Preferred Shares as to which Redemption Notices or Participation Notices have been given, to the extent the Corporation has funds legally available for such purpose, and subject to Subsection 6(a)(iv), by paying to the respective holders an amount per Preferred Share equal to:

(A)
in the case of Series A Preferred Shares, the greater of (i) the number of Series A Preferred Shares to be redeemed held by the respective holders multiplied by the Series A Minimum Purchase Price; (ii) if there is a published market for the Common Shares, the “market price” as defined in the Securities Act (Ontario) of the Common Shares as at the end of the 20 day period referred to in Section 6(iii) multiplied by the number of Common Shares held by the respective holders had the Series A Preferred Shares to be redeemed held by the respective holders been converted into Common Shares pursuant to the provisions of Section 2 on such date; and (iii) if there is not a published market for the Common Shares, the Fair Market Value of the Common Shares held by the respective holders had the Preferred Shares to be redeemed held by the respective holders been converted into Common Shares pursuant to the provisions of Section 2 on such date; and

(B)
in the case of Series B Preferred Shares, the greater of (i) the number of Series B Preferred Shares to be redeemed held by the respective holders multiplied by the Series B Minimum Purchase Price; (ii) if there is a published market for the Common Shares, the “market price” as defined in the Securities Act (Ontario) of the Common Shares as at the end of the 20 day period referred to in Section 6(iii) multiplied by the number of Common Shares held by the respective holders had the Series B Preferred Shares to be redeemed held by the respective holders been converted into Common Shares pursuant to the provisions of Section 2 on such date; and (iii) if there is not a published market for the Common Shares, the Fair Market Value of the Common Shares held by the respective holders had the Preferred Shares to be redeemed held by the respective holders been converted into Common Shares pursuant to the provisions of Section 2 on such date.

The Fair Market Value shall be the simple average of the Fair Market Value arrived at by two national accounting firms, one as selected jointly by the written election of the holders of not less than two-thirds of the then outstanding Preferred Shares, and one as selected by the Board of Directors of the Corporation. For purposes hereof, Fair Market Value means the highest cash price in terms of money which would be obtained if all the Shareholders of the Corporation sold all of their respective Common Shares in an open and unrestricted market (recognizing that the Common Shares are securities of a corporation which cannot offer its securities to the public) without compulsion to a willing and knowledgeable purchaser acting at arms’ length and where in determining such Fair Market Value: (i) the value of each Common Share is based on the value of all Common Shares; and (ii) no diminution or accretion in value is attributed to any majority or minority interest.

(iv)
If the funds of the Corporation legally available for redemption of Preferred Shares are insufficient to redeem the total number of Preferred Shares submitted for redemption pursuant to Redemption Notices and any Participation Notices, those funds which are legally available will be split pro rata based on the aggregate value of Series A Preferred Shares and Series B Preferred Shares to be redeemed (based on the applicable minimum purchase price) into two pools of funds, one pool for Series A Preferred Share redemptions and one pool for Series B Preferred Share redemptions. Each pool will be used to redeem the maximum possible number of whole shares rateably among the holders of the applicable series of Preferred Shares who have submitted Redemption Notices or Participation Notices during the 20 day period referred to in Subsection 6(a)(ii), or which are subject to mandatory redemption. The Preferred Shares not redeemed shall remain outstanding and, notwithstanding anything herein to the contrary, shall remain entitled to all rights and preferences otherwise provided herein.

Section 7.          Notices.

All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given, made and received (a) when delivered against receipt; (b) upon transmitter’s confirmation of the receipt of a facsimile transmission, which shall be followed by an original sent otherwise in accordance with this Section 7; (c) upon confirmed delivery by a standard overnight carrier; or (d) upon expiration of 5 business days after the date when deposited in the mail, first class postage prepaid, addressed to the Corporation at its registered office or at such other address of which the Corporation may notify the holders of Preferred Shares from time to time, or if to a holder of Preferred Shares or Common shares, to such holder’s address as shown by the records of the Corporation.

Section 8.          Residual Rights.

All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Shares.

SCHEDULE II

1.	The directors may appoint from time to time one or more directors within the limits provided in the Canada Business Corporations Act.

2.	The directors are authorized to determine the number of directors of the Corporation from time to time by resolution.